                                                                    Exhibit 4.3


                                TRUST INDENTURE


                            -----------------------


                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
           not individually, but solely as the Owner Trustee under
                         the SRI Realty Trust 1998-1


                                     and


                          FIRST UNION NATIONAL BANK,
                                  as Trustee


                            -----------------------


                                 securing the

                                  $5,200,000


                            -----------------------


                           SRI REALTY TRUST 1998-1
               TAXABLE VARIABLE RATE DEMAND BONDS, SERIES 1999


                            -----------------------


                           DATED AS OF JUNE 1,1999

                              TABLE OF CONTENTS


                                                                                   PAGE
                                                                                   ----
ARTICLE I................................DEFINITIONS AND RULES OF CONSTRUCTION       3
      Section 1.1..................................................Definitions       3
      Section 1.2........................................Rules of Construction      14
ARTICLE 2............................................................THE BONDS      15
      Section 2.1.....................Amount, Terms, and Issuance of the Bonds      15
      Section 2.2 ......Designation, Denominations, Maturity Date and Interest
                                                            Rates of the Bonds      15
    (a)..............................Designation, Denominations, Maturity Date      15
    (b).........................................................Interest Rates      16
    (c)..................................................Initial Interest Rate      16
    (d) .........................................................Variable Rate      16
    (e)...................................Fixed Rate: Conversion to Fixed Rate      16
      Section 2.3......................Optional Tender Provisions of the Bonds      19
      Section 2.4..Registered Bonds Required: Bond Registrar and Bond Register      20
      Section 2.5........................................Transfer and Exchange      20
      Section 2.6....................................................Execution      22
      Section 2.7.........................Authentication: Authenticating Agent      22
      Section 2.8..................Payment of Principal and Interest; Interest
                                                              Rights Preserved      23
      Section 2.9........................................Persons Deemed Owners      24
      Section 2.10.....Mutilated, Destroyed, Lost, Stolen or Undelivered Bonds      24
      Section 2.11.............................................Temporary Bonds      25
      Section 2.12...........................Cancellation of Surrendered Bonds      25
      Section 2.13......................................Conditions of Issuance      25
      Section 2.14..................................................Book Entry      26
ARTICLE 3...........................PURCHASE AND REMARKETING OF TENDERED BONDS      27
      Section 3.1................................Remarketing of Tendered Bonds      27
      Section 3.2..............Purchase of Bonds Delivered to the Tender Agent      28
      Section 3.3..................................Delivery of Purchased Bonds      29
      Section 3.4.....Delivery of the Proceeds of the Sale of Remarketed Bonds      30
      Section 3.5..........................No Remarketing After Certain Events      31
ARTICLE 4.........................................................PROJECT FUND      31
      Section 4.1.................Creation of and Deposits to the Project Fund      31
      Section 4.2...............................Payments from the Project Fund      31
      Section 4.3.............................Trustee May Rely on Requisitions      32
      Section 4.4...................................Transfers to the Bond Fund      32
      Section 4.5............................................Trustee's Records      32
ARTICLE 5......................................AMOUNTS AND APPLICATION THEREOF      32
      Section 5.1...........................Amounts to be Paid Over to Trustee      32




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

      Section 5.2................................................The Bond Fund      32
      Section 5.3...Amounts to Be Held for All Bondholders; Certain Exceptions      34
ARTICLE 6.................................DEPOSITARIES OF MONEYS; SECURITY FOR
                                              DEPOSITS AND INVESTMENT OF FUNDS      34
      Section 6.1........................................Security for Deposits      34
      Section 6.2.........................................Investment of Moneys      34
      Section 6.3..........................................The Credit Facility      35
    (a)...............................................Initial Letter of Credit      35
    (b).............................................................Expiration      36
    (c)............................................Alternate Credit Facilities      36
    (d)..............Notices of Substitution or Replacement of Credit Facility      37
ARTICLE 7..................................REDEMPTION OR PURCHASE OF THE BONDS      37
      Section 7.1......................Redemption or Purchase Dates and Prices      37
    (a)....................................................Optional Redemption      38
    (b)..................................Mandatory Purchase on Conversion Date      38
      Section 7.2.........................Issuer to Direct Optional Redemption      38
      Section 7.3...............Selection of Bonds to be Called for Redemption      39
      Section 7.4.............................Notice of Redemption or Purchase      39
      Section 7.5..........................Bonds Redeemed or Purchased in Part      40
ARTICLE 8..................................PARTICULAR COVENANTS AND PROVISIONS      40
      Section 8.1....................................Covenant to Pay the Bonds      40
      Section 8.2........Covenants to Perform Obligations Under this Indenture      40
      Section 8.3..............................Inspection of the Bond Register      40
      Section 8.4.....................Priority of Pledge and Security Interest      41
      Section 8.5.....Maintenance of Insurance: Payment of Taxes, Charges etc.      41
      Section 8.6 ......................................Maintenance and Repair      41
ARTICLE 9.................................................DEFAULT AND REMEDIES      41
      Section 9.1.....................................................Defaults      41
      Section 9.2...........................Acceleration and Annulment Thereof      42
      Section 9.3...............................................Other Remedies      43
      Section 9.4.............................Legal Proceedings by the Trustee      43
      Section 9.5.................Discontinuance of Proceedings by the Trustee      43
      Section 9.6.............Credit Facility Issuer or Bondholders May Direct
                                                                   Proceedings      44
      Section 9.7....................Limitations on Actions by the Bondholders      44
      Section 9.8...Trustee May Enforce Rights Without Possession of the Bonds      44
      Section 9.9.......................................Remedies Not Exclusive      45
      Section 9.10...................Delays and Omissions Not to Impair Rights      45
      Section 9.11...............Application of Moneys in the Event of Default      45
      Section 9.12......Trustee and Bondholders Entitled to All Remedies Under
                                                               the Florida Law      45




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


      Section 9.13........................Trustee May File Claim in Bankruptcy      46
      Section 9.14....................................................Receiver      46
ARTICLE 10..............................................CONCERNING THE TRUSTEE      47
      Section 10.1....................................Acceptance of the Trusts      47
      Section 10.2......................................Trustee to Give Notice      48
      Section 10.3...............................Trustee Entitled to Indemnity      49
      Section 10.4...............Trustee Not Responsible for Insurance, Taxes,
                               Execution of this Indenture, Acts of the Issuer
                            or Application of the Moneys Applied in Accordance
                                                           with this Indenture      50
      Section 10.5................................................Compensation      50
      Section 10.6.................................Trustee to Preserve Records      51
      Section 10.7.................................Trustee May Be a Bondholder      51
      Section 10.8........................Trustee Not Responsible for Recitals      51
      Section 10.9......................... No Responsibility for Recording or
                                                                        Filing      51
      Section 10.10............................Trustee May Require Information      51
      Section 10.11...........................Trustee May Rely on Certificates      51
      Section 10.12...............................................Trustee Bond      52
      Section 10.13............................Segregation of Funds; Interests      52
      Section 10.14...............................Qualification of the Trustee      52
      Section 10.15.....................Resignation and Removal of the Trustee      52
      Section 10.16..........................................Successor Trustee      53
      Section 10.17.................................................Co-Trustee      54
      Section 10.18...................................Notice to Moody's or S&P      55
ARTICLE 11.........................EXECUTION OF INSTRUMENTS BY THE BONDHOLDERS
                                           AND PROOF OF OWNERSHIP OF THE BONDS      56
      Section 11.1.................Execution of Instruments by the Bondholders
                                           and Proof of Ownership of the Bonds      56
      Section 11.2.................................Preservation of Information      56
ARTICLE 12..........................................THE REMARKETING AGENT; THE
                                             TENDER AGENT; THE PLACEMENT AGENT      57
      Section 12.1.......................................The Remarketing Agent      57
      Section 12.2 ...........................................The Tender Agent      58
      Section 12.3.........................................The Placement Agent      58
      Section 12.4.....................................................Notices      58
ARTICLE 13..........................................AMENDMENTS AND SUPPLEMENTS      59
      Section 13.1..................... Amendments and Supplements Without the
                                                          Bondholders' Consent      59
      Section 13.2.............Amendments With the Bondholders' and the Credit
                                                     Facility Issuer's Consent      60
      Section 13.3................Supplemental Indentures Affecting the Rights
                                                 of the Credit Facility Issuer      60
      Section 13.4................Trustee Authorized to Join in Amendments and
                                              Supplements; Reliance on Counsel      61
ARTICLE 14..........................................DEFEASANCE; OTHER PAYMENTS      61
      Section 14.1..................................................Defeasance      61
      Section 14.2...................Deposit of Funds for Payment of the Bonds      62
      Section 14.3.............................Effect of Purchase of the Bonds      63
ARTICLE 15............................................MISCELLANEOUS PROVISIONS      63
      Section 15.1..............Covenants of the Issuer to Bind its Successors      63
      Section 15.2.....................................................Notices      63
      Section 15.3 .........Trustee as the Paying Agent and the Bond Registrar      64
      Section 15.4.................................Rights Under this Indenture      64
      Section 15.5...........................Form of Certificates and Opinions      65




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
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
      Section 15.6................................................Severability      65
      Section 15.7...........................................State Law Governs      65
      Section 15.8 ..............Payments Due on Days Other Than Business Days      65
      Section 15.9...................................Execution in Counterparts      65

         -------------------------------------------------------------
                                TRUST INDENTURE
         -------------------------------------------------------------

        This TRUST INDENTURE, dated as of June 1, 1999, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually, but solely as the Owner Trustee under the SRI Realty Trust 1998-1 the "Issuer") and FIRST UNION NATIONAL BANK, a national banking association, having a corporate trust office in Nashville, Tennessee, as Trustee (the "Trustee").

                             W I T N E S S E T H:

        WHEREAS, the Issuer proposes to issue and sell $5,200,000 in aggregate principal amount of its Taxable Variable Rate Demand Bonds, Series 1999 (the "Bonds") pursuant to this Indenture to (i) finance the costs of the acquisition, installation, construction and equipping of a manufacturing facility located in Stockton, California (the "Project") and (ii) finance certain additions; and

        WHEREAS, the Issuer agrees to make payments sufficient to pay the principal and purchase price of, and redemption premium (if any) and interest on, the Bonds as the same become due and payable and to pay administrative expenses in connection with the Bonds; and

        WHEREAS, the Issuer and First Union National Bank, a national banking association (the "Bank"), have entered into a Credit Agreement, dated as of February 1, 1999 (the "Credit Agreement"), pursuant to which the Bank has agreed to issue its irrevocable direct-pay letter of credit, dated the date of the delivery of the Bonds (the "Letter of Credit"), in favor of the Trustee, for the account of the Issuer obligating the Bank to pay the Trustee upon draws made by the Trustee in accordance with the terms thereof, up to (i) an amount equal to the aggregate principal amount of the Bonds then Outstanding (hereinafter defined) to be used by the Trustee (a) to pay the principal of such Bonds whether at maturity, upon redemption, acceleration or otherwise, and
(b) to pay the portion of the purchase price equal to the principal amount of any such Bonds delivered to the Tender Agent (hereinafter defined) for purchase plus (ii) an amount equal to up to one hundred and twenty (120) days accrued interest on the Bonds at an assumed interest rate of fifteen percent (15%) per annum (which is the maximum interest rate to be borne by the Bonds), to be used by the Trustee to pay accrued interest on the Bonds and to pay the portion of the purchase price of tendered Bonds equal to the accrued interest, if any, on any such Bonds, and pursuant to which the Issuer has agreed to reimburse the Bank for all amounts drawn by the Trustee under the Letter of Credit, together with interest on all such amounts and to pay to the Bank certain fees and expenses for issuing the Letter of Credit; and

        WHEREAS, the Issuer will lease the Project to Sterile Recoveries, Inc., a Florida corporation (the "Company"), pursuant to a Lease Agreement, dated as of February 1, 1999 (the "Lease Agreement"), whereby the Company will pay rental amounts sufficient to pay the principal and purchase price of, and redemption premium (if any) and interest on, the Bonds, any reimbursement amounts of the Issuer under the Credit Agreement and other amounts as determined under the Lease Agreement; and

        WHEREAS, in addition to the Letter of Credit, as security for the payment of the Bonds, the Issuer has agreed to assign and pledge to the Trustee, as its interests may appear, all right, title and interest of the Issuer in all money and securities at any time on deposit in, in transit to or credited to any account or Fund created hereunder, including without limitation the Project Fund and the Bond Fund and Revenues (as hereinafter defined); and

        WHEREAS, all things necessary to make the Bonds, when authenticated by the Trustee and issued and delivered as provided in this Indenture, the legal, valid, binding and enforceable obligations of the Issuer, according to the import thereof, and to create a valid assignment and pledge of the Trust Estate to the payment of the principal of, and the redemption premium (if any) and the interest on, the Bonds and performed, and the execution, issuance and delivery of the Bonds, subject to the terms hereof, have in all respects been authorized; and

        WHEREAS, the Trustee, as its interests may appear, has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof, and

        WHEREAS, the Issuer has determined that the Bonds to be issued hereunder shall be substantially in the form contained in Exhibit C, with such variations, omissions and insertions as are required or permitted by this Indenture; and

        NOW, THEREFORE, in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the Bondholders, and also for and in consideration of the sum of One Dollar to the Issuer in hand paid by the Trustee at or before the execution and delivery of this Indenture, the receipt of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, delivered, secured and accepted by the Bondholders and any and all other persons who shall from time to time be or become owners thereof, and in order to secure the payment of the Bonds at any time issued and outstanding hereunder and the interest thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein and herein contained;

        THE ISSUER DOES HEREBY PLEDGE AND ASSIGN, and grant a security interest unto the Trustee and its successors and assigns, as its interests may appear, forever, to have and to hold, for the benefit of the owners of the Bonds all right, title and interest of the Issuer presently owned or hereafter acquired in and to the following (collectively, the "Trust Estate"):

                (a) All money and securities at any time on deposit in, in transit to or credited to any account or Fund created hereunder, including without limitation the Project Fund and the Bond Fund; and

                (b) Revenues (as hereinafter defined);

and it is so mutually agreed and covenanted by and between the parties hereto for the equal and proportionate benefit and security of the Bondholders without preference, priority or distinction as to lien or otherwise, except as hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise, for the benefit of the Bondholders and as security for the fulfillment of the obligations of the Issuer hereunder;

         TO HAVE AND TO HOLD the same forever, subject, however, to the exceptions, reservations and matters therein and herein recited but IN TRUST, nevertheless, for the benefit and security of the owners from time to time of the Bonds delivered hereunder and issued by the Issuer and outstanding or, to the extent set forth herein, for the benefit of the Credit Facility Issuer, so long as a Credit Facility is in place in respect of the Bonds;

         PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate pledged and assigned to it under this Indenture shall have ceased, terminated and become void in accordance with
Article 14 hereof, the principal of and interest on the Bonds and any other obligations arising hereunder shall have been paid to the Bondholders pursuant to Article 14 hereof, then, this Indenture and all covenants, agreements and other obligations of the Issuer hereunder shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Issuer such instruments in writing as shall be required to evidence the discharge hereof, otherwise, this Indenture shall be and remain in full force and effect.

         THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that the Bonds issued and secured hereunder are to be issued and delivered and the Trust Estate and other revenues and funds herein pledged and assigned are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the owners of said Bonds, as follows, that is to say:

                                  ARTICLE I
                     DEFINITIONS AND RULES OF CONSTRUCTION

         SECTION 1.1 DEFINITIONS. The following words and terms as used in this Indenture shall have the following meanings unless some other meaning is plainly intended:

         "Alternate Credit Facility" shall mean an irrevocable direct pay letter of credit, insurance policy or similar credit enhancement or support facility for the benefit of the Trustee, the terms of which Alternate Credit Facility shall, in all respects material to the Bondholders, be the same

(except for the term of such Alternate Credit Facility) as the Credit Facility that is replaced by such Alternate Credit Facility as set forth in Section 6.3 hereof.

         "Authenticating Agent" shall mean the Trustee and any agent, designated and appointed pursuant to Section 2.7 hereof.

         "Available Moneys" shall mean:

                (a) with respect to any payment date occurring during any period that the Bonds are entitled to the benefit of a Credit Facility,

                    (i) any moneys which have been paid to the Trustee by the
                Issuer or any General Partner of the Issuer (including moneys transferred from the Project Fund pursuant to Section 4.1 hereof and which have been on deposit with the Trustee for at least one hundred and twenty-seven (127) days during and prior to which no Event of Bankruptcy shall have occurred, and the proceeds from the investment of such moneys after such moneys have become Available Moneys), and

                    (2) moneys on deposit with the Trustee representing
                proceeds from the resale by the Remarketing Agent of Bonds to persons other than the Issuer or any General Partner of the Issuer as described in Article 3 hereof, which, in each case, were at all times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys which were not Available Moneys were at any time held, and the proceeds from the investment thereof, and

                    (3) moneys drawn under a Credit Facility which in each case were at all times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys (other than those drawn under a Credit Facility) were at any time held; and

                (b) with respect to any payment date not occurring during a period that the Bonds are entitled to the benefit of a Credit Facility, any moneys furnished to the Trustee and the proceeds from the investment thereof.

         "Bank" shall mean (1) First Union National Bank, a national banking association, as the issuer of the Letter of Credit, and its successors and assigns; and (2) any Substitute Bank.

         "Bank Account" shall mean the account of that name established in the Bond Purchase Fund pursuant to Section 3.2 hereof.

         "Bond" or "Bonds" shall mean SRI Realty Trust 1998-1 Taxable Variable Rate Demand Bonds, Series 1999, issued by the Issuer under this Indenture.

         "Bond Fund" shall mean the trust fund so designated which is established pursuant to Section 5.2(a) hereof.

         "Bond Purchase Fund" shall mean the trust fund so designated which is established pursuant to Section 3.2 hereof.

         "Bond Register" shall have the meaning provided in Section 2.4 hereof.

         "Bond Registrar" shall mean the Bond Registrar as designated in
Section 2.4 hereof.

         "Bondholder" or "Bondholders" or "owner" or "owners" shall mean the initial owner or owners and any future owner or owners of the Bond or Bonds as registered on the books and records of the Bond Registrar pursuant to Section
2.4 hereof.

         "Book Entry Agreement" shall have the meaning provided in Section 2.14 hereof.

         "Business Day" means a day on which (a) banks located in the State of Florida and the State of North Carolina are not required or authorized by law or executive order to close for business, and (b) The New York Stock Exchange is not closed.

         "Calculation Period" shall mean the period from and including the day following the Determination Date of each week (even if not a Business Day) to and including the following Determination Date; provided, that if the Determination Date at the end of a Calculation Period is a Regular Record Date, such Calculation Period will extend until the Business Day following such Determination Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference herein to any specific provision of the Code shall be deemed to include a reference to any successor provision to such provision and to any Regulations issued or proposed under or with respect to such provision.

         "Conversion Date" shall mean that Business Day elected by the Issuer in accordance with Section 2.2(e) hereof as the effective date of conversion of the interest rate on the Bonds from the Variable Rate to the Fixed Rate, which date shall be an Interest Payment Date.

         "Costs of the Project" shall mean all costs and allowances for the acquisition, construction, installation and equipping of the Project which include, but are not limited to, all capital costs of the Project, including the following:

                (i) the acquisition, construction, installation of the Project, including the acquisition of all machinery and equipment;

                (ii) preparation of the plans and specifications for the Project (including any preliminary study or plan of the Project or any aspect thereof), any labor, services, materials and supplies used or furnished in the construction of the Project, the construction and installation necessary to provide utility services or other services and all real and tangible personal property deemed necessary by the Company in connection with the Project;

                (iii) the fees for architectural, engineering, supervisory and consulting services in connection with construction of the Project;

                (iv) to the extent they shall not be paid by a contractor, the premiums of all insurance and surety and performance bonds required to be maintained in connection with the construction of the Project;

                (v) any fees and expenses incurred in connection with construction, perfection and protection of title to the Project;

                (vi) interest prior to and during the period until completion of construction of the Project; and

                (vii) any costs of issuing the Bonds or costs associated with the completion of the Project.

         "Counsel" shall mean an attorney or firm of attorneys acceptable to the Trustee (who may, but need not be, counsel to the Issuer).

         "Credit Agreement" shall mean the Credit Agreement dated as of February 1, 1999 between the Bank and the Issuer as the same may be amended from time to time and filed with the Trustee, and any agreement of the Issuer with a Credit Facility Issuer setting forth the obligations of the Issuer to such Credit Facility Issuer arising out of any payments under a Credit Facility and which provides that it shall be deemed to be a Credit Agreement for the purpose of this Indenture.

         "Credit Facility" shall mean the Letter of Credit or any Alternate Credit Facility delivered to the Trustee pursuant to Article 6 hereof.

         "Credit Facility Account" shall mean the account of that name established in the Bond Fund pursuant to Section 5.2 hereof.

         "Credit Facility Issuer" shall mean the Bank with respect to the Letter of Credit and the institution issuing any Alternate Credit Facility.

         "Defaulted Interest" has the meaning provided in Section 2.8 hereof.

         "Determination Date" shall mean Wednesday of each week or if Wednesday is not a Business Day then the next succeeding Business Day.

         "DTC" means The Depository Trust Company, or any successor thereto.

         "Event of Bankruptcy" shall mean a petition by or against the Issuer under any bankruptcy act or under any similar act which may be enacted which shall have been filed (other than bankruptcy proceedings instituted by the Issuer against third parties) unless such petition shall have been dismissed and such dismissal shall be final and not subject to appeal.

         "Event of Default" shall mean any of the events specified in Section
9.1 hereof to be an Event of Default.

         "Fixed Rate" shall mean the fixed annual rate of interest on the Bonds determined by the Placement Agent pursuant to Section 2.2(e) hereof. If, for any reason, the Fixed Rate is held to be invalid or unenforceable by a court of competent jurisdiction, the Fixed Rate shall be equal to ten percent (10%) per annum.

         "Fixed Rate Period" shall mean the period during which the Fixed Rate is in effect, which shall be the period beginning on the Conversion Date and ending on the Maturity Date.

         "Governmental Obligations" shall mean:

                (i) direct obligations of the United States of America for the full and timely payment of which the full faith and credit of the United States of America is pledged,

                (ii) obligations issued by a Person controlled or supervised by and acting as an instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, and

                (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) or (ii) above the full and timely payment of which securities, receipts or obligations is unconditionally guaranteed by the United States of America, which obligations, securities or receipts are not subject to redemption prior to maturity at less than par at the option of anyone other than the holder thereof.

         "Indenture" shall mean this Indenture as amended or supplemented at the time in question.

         "Initial Interest Rate" shall mean the initial rate of interest of 5.25% per annum on the Bonds.

         "Initial Rate Period" shall mean from and including the Original Delivery Date to and including July 7, 1999.

         "Interest Payment Date" shall mean the first Business Day of each February, May, August and November commencing on August, 1999 and ending on the Maturity Date or the Conversion Date. After the Conversion Date, the Interest Payment Date shall mean the first Business Day of each February and November until the principal of and interest on the Bonds shall have been paid in full or provision shall have been made thereof.

         "Investment Obligations" shall mean:

                (a) any Government Obligations;

                (b) any bonds or other obligations of the United States of America which as to principal and interest constitute direct obligations of the United States of America, or any obligations of subsidiary corporations of the United States of America fully guaranteed as to payment by the United States of America;

                (c) obligations of the Federal Land Bank;

                (d) obligations of the Federal Home Loan Bank;

                (e) obligations of the Federal Intermediate Credit Bank;

                (f) bonds or obligations issued by any public housing agency or municipal corporation in the United States, which such bonds or obligations are fully secured as to the payment of both principal and interest by a pledge of annual contributions under an annual contributions contract or contracts with the United States government, or project notes issued by any public housing agency, urban renewal agency, or municipal corporation in the United States which are fully secured as to payment of both principal and interest by a requisition, loan, or payment agreement with the United States government;

                (g) certificates of deposit of national or state banks located within the State which have deposits insured by the Federal Deposit Insurance Corporation and certificates of deposit of Federal savings and loan associations and state building and loan associations located within the State which have deposits insured by the Federal Deposit Insurance Corporation (including the certificates of deposit of any bank, savings and loan association or building and loan association acting as depository, custodian or trustee for any proceeds of the Bonds);

                (h) interest-bearing savings accounts (including those of the Trustee), interest bearing certificates of deposit or interest-bearing time deposits or any other investments constituting direct obligations of any bank which has deposits insured by the Federal Deposit Insurance Corporation; provided that such accounts, certificates of deposits, time deposits, or investments are either (a) insured by the Federal Deposit Insurance

         Corporation, or (b) secured by the deposit with any national or state bank located within the State of any Government Obligations;

                (i) short term obligations of corporations organized under the laws of any state with assets exceeding $500,000,000 if (i) such obligations are rated within the two (2) highest categories established by Moody's and S&P and which mature no later than one hundred eighty (180) days from the date of purchase and (ii) the purchases do not exceed ten percent (10%) of such corporation's outstanding obligations;

                (j) money market funds registered under the Investment Company Act of 1940, as amended, provided that the portfolio of any such money market fund is limited to Government Obligations, funds of the Trustee and/or to agreements to purchase Government Obligations; and

                (k) repurchase agreements with respect to obligations included in subsections (a) through f) above and any other investments to the extent at the time permitted by then applicable law for the investment of public funds.

         "Issuer" shall mean First Security Bank, National Association, a national banking association, not individually, but solely as Owner Trustee of SRI Realty Trust 1998-1 organized and existing pursuant to the laws of the State of Utah and any successors or assigns.

         "Issuer Representative" shall mean the officer, director, employee or agent of the Issuer designated in writing.

         "Letter of Credit" shall mean the irrevocable direct pay letter of credit, dated the date of delivery of the Bonds in the amount of $5,460,000 issued by the Bank in favor of the Trustee as beneficiary, with an initial term of approximately 3 years.

         "LIBOR Rate" shall mean, for any period, an interest rate per annum (based on a 360-day year) determined by the Remarketing Agent or its designee to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest one-sixteenth (1/16) of one percentage point of the rate per annum) for deposits in immediately available and freely transferable dollars of the United States of America that appears on Telerate Screen, page 3747, as published daily by the British Bankers Association Interest Settlement Rates (or another comparable international financial data service satisfactory to the Remarketing Agent, or its designee, in its discretion, if Telerate no longer publishes such rates) and that is offered by first class banks in the London interbank market to the offices of the Remarketing Agent or its designee at 10:00 a.m. on the applicable Determination Date.

         "Majority of the Bondholders" shall mean the owners of a majority of the aggregate principal amount of the Outstanding Bonds.

         "Maturity Date" shall mean February 1, 2014, unless the maturity of the Bonds shall be accelerated by the Trustee pursuant to Section 9.2 hereof, in which case the "Maturity Date" of the Bonds shall be the date set forth in the notice of acceleration from the Trustee to the Issuer pursuant to Section
9.2 of hereof.

         "Maximum Rate" means the lower of either (i) 10% per annum or (ii) the highest rate permitted by law.

         "Moody's" shall mean Moody's Investors Service, Inc. a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, with the consent of the Issuer and the Credit Facility Issuer.

         "Optional Retention Notice" shall mean a notice of the owner of a Bond to the Trustee in the form attached to the Bond as Exhibit A.

         "Optional Tender Notice" shall mean a notice from the owner of a Bond to the Tender Agent in the form attached to the Bond as Exhibit B.

         "Original Delivery Date" shall mean July 1, 1999.

         "Outstanding" in connection with Bonds shall mean, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

                (i) Bonds theretofore canceled or required to be canceled under Section 2.12 hereof,

                (ii) Bonds which are deemed to have been paid in accordance with Article 14 hereof, and

                (iii) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article 2 hereof.

In determining whether the owners of a requisite aggregate principal amount of Bonds Outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Issuer (unless all of the outstanding Bonds are then owned by the Issuer) or an Affiliate of the Issuer (as defined below) shall be disregarded for the purpose of any such determination. For the purpose of this paragraph, an "Affiliate" of any specified entity shall mean any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity and "control", when used with respect to any specific entity, shall mean the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Overdue Rate" shall mean the prime rate of the Trustee, plus two percent per annum, or the maximum contract rate permitted by law, whichever is lower.

         "Paying Agent" shall mean the Trustee and its successors as provided in Section 15.3 hereof.

         "Payment of the Bonds" shall mean payment of (i) the principal of and interest on the Bonds in accordance with their terms whether through payment at maturity, upon acceleration or prepayment, (ii) all amounts due as expenses or otherwise under the Indenture, and (iii) any and all other liabilities or obligations arising under the Indenture, in any case, payment in such a manner that all such amounts due and owing with respect to the Bonds shall have been paid.

         "Payment Date" shall have the meaning set forth in Section 5.2(d) hereof.

         "Placement Agent" shall mean the securities dealer, bank or trust company which is designated by the Issuer with the consent of the Credit Facility Issuer and which will agree to establish the Preliminary Fixed Rate and to use its best efforts to arrange for the sale of Tendered Bonds on the Conversion Date, all as more particularly described in Section 2.2(e) hereof.

         "Pledge Agreement" shall mean the Pledge Agreement of even date herewith by the Issuer to the Bank, and any amendments or supplements thereof.

         "Preliminary Fixed Rate" shall mean the rate of interest determined by the Placement Agent prior to the Conversion Date to be that rate which, in the sole judgment of the Placement Agent based on prevailing market conditions, is the minimum rate necessary for the Placement Agent to arrange for the sale at par of all of the Bonds for which the Placement Agent would be so required to arrange for the sale on the Conversion Date pursuant to Section 2.2(e) hereof.

         "Principal Office" of the Trustee or Bond Registrar shall mean the office at which, at the time in question, its corporate trust business with respect to the Bonds is principally conducted.

         "Project Fund" shall mean the trust fund so designated which is established pursuant to Section 4.1 hereof.

         "Regular Record Date" shall mean:

                (i) in respect of any Interest Payment Date during the Variable Rate Period, the close of business on the Business Day immediately preceding each such Interest Payment Date, and

                (ii) in respect of any Interest Payment Date during the Fixed Rate Period, the fifteenth (15th) day (whether or not a Business Day) of the calendar month immediately preceding each such Interest Payment Date.

         "Remarketing Account" shall mean the account of that name established in the Bond Purchase Fund pursuant to Section 3.2 hereof.

         "Remarketing Agent" shall mean First Union Capital Markets Corp. and its successors as provided in Section 12.1 hereof.

         "Remarketing Agreement" shall mean the Remarketing Agreement of even date herewith between the Issuer and the Remarketing Agent and any amendments and supplements thereof.

         "Requisite Bondholders" shall mean the owners of more than two-thirds (2/3) in aggregate principal amount of the Outstanding Bonds.

         "Responsible Officer" when used with respect to the Trustee shall mean the chairman or vice chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer, any assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers of banking institutions with trust powers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Revenues" shall mean:

                (i) all amounts payable to the Trustee with respect to the principal or redemption price of, or interest on the Bonds (a) by the Issuer or (b) by the Credit Facility Issuer under a Credit Facility, and

                (ii) investment income with respect to any moneys held by the Trustee in the Bond Fund.

         "Security interest" or "security interests" refers to the security interests created herein and shall have the meaning set forth in the U.C.C.

         "S&P" shall mean Standard & Poor's, a division of McGraw-Hill Companies, Inc., a New York corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, with the consent of the Issuer and the Credit Facility Issuer.

         "Special Record Date" shall mean for purpose of payment of Defaulted Interest on the Bonds, the date fixed by the Trustee pursuant to Section 2.8 hereof.

         "State" shall mean the State of Florida.

         "Substitute Bank" shall mean a commercial bank or savings and loan association which has issued a Substitute Letter of Credit.

         "Substitute Letter of Credit" shall mean a letter of credit delivered to the Trustee in accordance with section 6.3(c) of this Indenture, issued by the Bank or a Substitute Bank, replacing any existing Letter of Credit and with substantially identical payment terms and conditions to the Letter of Credit being replaced.

         "Tender Agent" shall mean First Union National Bank and its successors as provided in Section 12.2 hereof.

         "Tender Agency Agreement" shall mean the Tender Agency Agreement of even date herewith among the Issuer, the Trustee and the Tender Agent and any amendments and supplements thereof.

         "Tendered Bonds" shall mean those Bonds tendered or deemed tendered by the owners for purchase pursuant to an Optional Tender Notice or on the Conversion Date.

         "Trustee" shall mean First Union National Bank, a national banking association, and its successor in the trust hereunder. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing hereunder, the Trustee shall perform all of the duties of the Trustee under this Indenture and all references to the Trustee shall mean the Trustee.

         "U.C.C." means the Uniform Commercial Code of the State.

         "Undelivered Bond" shall mean:

                (i) any Bond for which an Optional Tender Notice has been given pursuant to Section 2.3 hereof and which has not been delivered to the Tender Agent on the date specified for purchase, and

                (ii) any Bond which has not been delivered to the Trustee for redemption or purchase on any mandatory redemption or purchase date or the Conversion Date if, with respect to Bonds to be delivered on the Conversion Date, the owner thereof has not provided the Trustee with the Optional Retention Notice; provided that in either case the Trustee has on hand and available on such date funds sufficient to purchase or redeem said Bond.

         "Variable Rate" shall mean a variable interest rate established after the Initial Rate Period as the rate of interest determined by the Remarketing Agent on and as of each Determination Date as the minimum rate of interest necessary, in the reasonable judgment of the Remarketing Agent, taking into account market conditions prevailing on the Determination Date, to enable the Remarketing Agent to arrange for the sale of all of the Bonds on the Determination Date in the secondary market at a price equal to the principal amount thereof (plus interest accrued to the date of settlement). The Variable Rate shall not exceed the Maximum Rate. If the Remarketing Agent fails to certify such rate, the Variable Rate for the next succeeding Calculation Period or Periods until thereafter certified by the Remarketing Agent shall remain the same as that most recently established and certified by the Remarketing Agent until thereafter certified by the Remarketing Agent or adjusted as set forth in the next succeeding sentence. If the Remarketing Agent fails to certify such rate for the Bonds for four consecutive Calculation Periods, the rate for the Bonds for each Calculation Period thereafter (if none is certified by the Remarketing Agent) to be determined by the Trustee shall be a rate equal to the 30 day LIBOR Rate. If, for any reason, the Variable Rate is not determined as described above or is held to be invalid or unenforceable by a court of competent jurisdiction for any period, the interest rate for each such period shall be equal to ten percent (10%) per annum.

         "Variable Rate Period" shall mean that period during which a Variable Rate is in effect on the Bonds.

         "Variable Rate Purchase Date" shall mean while the Bonds bear interest at the Variable Rate, any Business Day (prior to and upon the effective date of the Fixed Interest Rate) on which the Bonds may be tendered for purchase at the option of the owner thereof in accordance with Section 2.3 hereof.

      SECTION 1.2 RULES OF CONSTRUCTION.

         (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Bondowner", "Bondholder", "Bondholder of Record" and "person" shall include the plural as well as the singular number; the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, and the word "Bondholder" when used herein with respect to the Bonds shall mean the registered owner of any of the Bonds.

         (b) Words importing the redemption or calling for redemption of the Bonds shall not be deemed to refer to or connote payment of Bonds at their stated maturity.

         (c) The Table of Contents, captions and headings in this Indenture are for convenience only and in no way limit the scope or intent of any provision or section of this Indenture.

         (d) All references herein to particular articles or sections are references to articles or sections of this Indenture unless some other reference is indicated.

         (e) All references herein to the Code or any particular provision or section thereof shall be deemed to refer to any successor, or successor provision or section, thereof, as the case maybe. All references herein to time shall be prevailing Eastern time.

                                   ARTICLE 2
                                   THE BONDS

      SECTION 2.1 AMOUNT, TERMS, AND ISSUANCE OF THE BONDS.

            (a) The Bonds shall be limited to $5,200,000 in aggregate principal amount and shall contain substantially the terms recited in the form of Bond in Exhibit C and as set forth in this Indenture. No Bonds may be issued under this Indenture except in accordance with this Article 2. No additional bonds shall be issued under this Indenture.

            (b) The Bonds may bear such endorsement or legend satisfactory to the Trustee as may be required to conform to usage or law with respect thereto, including the imposition of CUSIP or other identifying numbers.

            (c) Upon satisfaction of the conditions set forth in Section 2.13 hereof, the Issuer shall issue the Bonds, and the Trustee shall, at the Issuer's request, authenticate the Bonds and deliver them as specified in the request.

      SECTION 2.2 DESIGNATION, DENOMINATIONS, MATURITY DATE AND INTEREST RATES
                  OF THE BONDS.

            (a) DESIGNATION, DENOMINATIONS, MATURITY DATE. The Bonds shall be designated "$5,200,000 SRI Realty Trust 1998-1 Taxable Variable Rate Demand Bonds, Series 1999." The Bonds shall be issuable as fully registered Bonds in the denominations of $100,000 or any integral multiple of $5,000 in excess thereof, provided that if less than One Hundred Thousand Dollars ($100,000) principal amount of Bonds is outstanding one Bond shall be issued in such smaller denomination; and provided further, that if as a result of redemption pursuant to Article 7 hereof the unredeemed portion of a redeemed Bond shall be less than $100,000 a replacement Bond in the amount of such unredeemed portion may be issued. All Bonds shall bear the date of their authentication, shall bear interest from the most recent date to which interest has been paid or duly provided for, or, if authenticated on an Interest Payment Date, from that date, or, if no interest has been paid or duly provided for, from the date of authentication, and shall mature, subject to prior redemption as provided in
Article 7 hereof, on February 1, 2014. The Bonds shall be numbered from "1" consecutively upwards prefixed by the letter "R".

            (b) INTEREST RATES. The Bonds shall bear interest at the applicable rate provided below. On each Interest Payment Date, interest accrued through and including the day immediately preceding such Interest Payment Date shall be payable by the Issuer. While the Bonds bear interest at a Variable Rate interest on the Bonds shall be computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as applicable, for the number of days actually elapsed. From and including the Conversion Date, and thereafter, interest on the Bonds shall be computed on the basis of a three hundred sixty (360) day year for the number of days actually elapsed.

            (c) INITIAL INTEREST RATE. For the Initial Rate Period, the Bonds shall bear interest at the Initial Interest Rate.

            (d) VARIABLE RATE. Following the Initial Rate Period and until the Conversion Date, the Bonds shall bear interest at the Variable Rate. During the Variable Rate Period, the Remarketing Agent shall determine the interest rate for the Bonds on each Determination Date. The Remarketing Agent shall give telephonic notice on the Determination Date to the Trustee and the Issuer of the interest rate to be in effect for the following Calculation Period. The determination of the Variable Rate by the Remarketing Agent shall be conclusive and binding upon the Bondholders, the Issuer, the Trustee, the Tender Agent and the Remarketing Agent. Any owner may request the Variable Rate in effect from time to time with respect to the Bonds from the Trustee or the Remarketing Agent.

            (e)   FIXED RATE: CONVERSION TO FIXED RATE.

                  (1) The Issuer at the written direction of the Company has a one-time option to convert the interest rate payable on the Bonds from the Variable Rate to the Fixed Rate effective on an Interest Payment Date following compliance by the Issuer with the provisions of this Section 2.2(e). The Fixed Rate shall be established after delivery by the Issuer to the Trustee, the Credit Facility Issuer, the Tender Agent and the Remarketing Agent of a notice to the effect that the interest rate on the Bonds shall become fixed on the Conversion Date specified in such notice, which notice shall designate the Placement Agent and shall state that a Credit Facility will not be in effect after the Conversion Date.

                  (2) At least twenty-five (25) days prior to the proposed
            Conversion Date, the Placement Agent shall determine the Preliminary Fixed Rate as of such date and shall notify the Trustee and the Issuer of the Preliminary Fixed Rate by telephone, telecopier, telex, telegram or other telecommunication device and upon request, shall confirm such notice in writing.

                  (3) Upon receipt of notice of the Preliminary Fixed Rate, the
            Trustee shall, as soon as practicable (but in no event more than two (2) Business Days thereafter), mail, in the name of the Issuer, a notice to the owners of the Bonds which shall be in the form of the Notice of Conversion attached to this Indenture as Exhibit A and which shall:

                        (A) state that the interest rate on the Bonds is being
                  converted to the Fixed Rate effective on the Conversion Date and specify the Conversion Date,

                        (B) state that after the tenth (10th) day preceding the
                  Conversion Date, the owners shall not be entitled to deliver Bonds for purchase pursuant to the Optional Tender Provisions of Section 2.3 hereof,

                        (C) state the Preliminary Fixed Rate,

                        (D) state that depending on market conditions, the
                  Fixed Rate may be higher but in no event lower than the Preliminary Fixed Rate,

                        (E) state that payment of the Bonds will not be
                  supported by a Credit Facility,

                        (F) state that the rating on the Bonds (if any) may be
                  reduced or withdrawn on the Conversion Date,

                        (G) state that all owners who desire to retain such
                  Bonds must deliver an Optional Retention Notice to the Trustee by the tenth (10th) day preceding the Conversion Date (or the next succeeding Business Day if such date is not a Business Day) or be deemed to have tendered their Bonds for purchase and must deliver the Bonds to the Trustee on or before the Conversion Date to be stamped with the legend contained in Section 2.2(e)(8) hereof,

                        (H) state that in order to receive payment of the
                  purchase price of any Bond which is deemed to have been tendered, the owner of such Bond must deliver such Bond to a specified office of the Tender Agent before 10:00 a.m. (prevailing Eastern time) on the Conversion Date.

                  (4) The Issuer shall provide a Credit Facility in support of the Bonds to be converted to a Fixed Rate on or prior to the Conversion Date. Such Credit Facility and an opinion of counsel providing for the enforceability of such Credit Facility shall be provided to the Trustee, and such Credit Facility shall have amounts available thereunder to pay the aggregate principal amount of the Bonds then Outstanding plus an amount of interest based on actual rates on the Bonds for at least 200 days.

                  (5) Any owner of Bonds to be converted to a Fixed Rate not providing the Trustee with the Optional Retention Notice shall be deemed to have tendered its Bonds to the Tender Agent. Said owner shall not be entitled to any payment (including any interest to accrue subsequently to the Conversion Date) other than the purchase price for such Bonds which shall be equal to the unpaid principal amount of such Bonds, and any such Bonds shall no longer be entitled to the benefits of this Indenture, except for the purpose of payment of the purchase price therefor and interest payable on the Conversion Date. Payment of the purchase price of any such Bonds shall be made only upon the presentment and surrender of such Bonds to the Tender Agent. Upon request, the Trustee shall provide the Tender Agent with the address set forth on the Bond Register for such owner. The Trustee shall notify the Bond Registrar of all Bonds with respect to which the Trustee has not received Optional Retention Notices, which Bonds shall be deemed to be tendered for purchase on the Conversion Date. In the case of any Bond deemed tendered, the Issuer shall cause to be executed, and the Trustee shall authenticate and deliver to the new owner as provided in
            Section 3.1 hereof, a new Bond of like date and tenor in lieu of and in substitution for such Bond deemed to be tendered.

                  (6) On the Conversion Date, the Fixed Rate shall be
            established as follows:

                        (A) if any of the Bonds have been tendered or deemed
                  tendered for purchase, then:

                              (i) if the Placement Agent shall have arranged for the sale of any or all Tendered Bonds at a price equal to the principal amount thereof, the Fixed Rate shall be equal to the interest rate or rates at which such Bonds were sold by the Placement Agent, provided that all Tendered Bonds shall be sold at par and at a rate greater than or equal to the Preliminary Fixed Rate; or

                              (ii) if the Placement Agent shall have arranged
                        for the sale of none of the Tendered Bonds, the Fixed Rate shall be equal to the Preliminary Fixed Rate; or

                        (B) if all owners of the Bonds elect to retain such
                  Bonds, the Fixed Rate shall be equal to the Preliminary Fixed Rate.

                  (7) On the Conversion Date, the Placement Agent shall give written notice to the Trustee of the Fixed Rate and the Trustee shall give notice of the same as soon as practicable (but in no event more than two (2) Business Days thereafter) to the owners of Bonds being converted to bear the Fixed Rate.

                  (8) On or before the Conversion Date, all Bonds shall be
            presented to the Trustee for stamping thereon of the legend:

                  "Effective __________, _________, the interest rate on this Bond has been fixed at ____% per annum in accordance with the provisions of this Bond and Section 2.2(e) of the Indenture. There is not a Credit Facility in effect."

            All expenses incurred in connection with the Trustee's stamping of the aforementioned legend on the Bonds shall be paid by the Issuer.

      SECTION 2.3 OPTIONAL TENDER PROVISIONS OF THE BONDS.

            (a) While the Bonds bear interest at the Variable Rate, any Bond or portion thereof in an authorized denomination (other than a Bond registered in the name of the Issuer) shall be purchased on the demand of the owner thereof, on any Business Day until 10 days prior to the Conversion Date at a purchase price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued to the date of purchase, if the owner of such Bond delivers to the Tender Agent at its address filed with the Trustee an Optional Tender Notice at least seven (7) days prior to the Variable Rate Purchase Date specified in such Optional Tender Notice.

            (b) Any Optional Tender Notice delivered pursuant to the preceding subsection shall automatically constitute: (1) an irrevocable offer to sell such Bond on the Variable Rate Purchase Date at a price equal to one hundred percent (100%) of the principal amount of such Bond plus interest accrued to the Variable Rate Purchase Date; and (2) an irrevocable authorization and instruction to the Bond Registrar to effect transfer of such Bond to the purchaser thereof on the Variable Rate Purchase Date. No purchase of Bonds pursuant to the provisions of this Section 2.3 shall be deemed a redemption thereof.

            (c) Any owner who delivers an Optional Tender Notice pursuant to this Section 2.3 shall deliver such Bond to the Tender Agent, at its address filed with the Trustee, not less than five (5) days prior to the Variable Rate Purchase Date specified in the aforesaid Optional Tender Notice; provided, however, that any Bond owner which is an investment company registered under the Investment Company Act of 1940 may deliver Bonds owned by it to the Tender Agent at its address filed with the Trustee, at or prior to 10:00 am. on the Variable Rate Purchase Date. All Bonds delivered to the Tender Agent pursuant to this Section 2.3 must be duly endorsed for transfer in blank in form satisfactory to the Trustee.

            (d) If a Bondholder who gives the Optional Tender Notice shall fail to deliver the Bond or Bonds identified in the Optional Tender Notice to the Tender Agent at or prior to 10:00 am. on the Variable Rate Purchase Date, such Undelivered Bond shall be deemed purchased and shall cease to accrue interest on such Variable Rate Purchase Date and the owner thereof shall thereafter be entitled only to payment of the purchase price therefor and not to the benefits of this Indenture, and the Issuer, to the extent permitted by law, shall execute and the

Trustee or the Authenticating Agent shall authenticate and deliver a substitute Bond or Bonds in lieu of the Undelivered Bond and the Bond Registrar shall register such Bond in the name of the purchaser or purchasers thereof pursuant to Section 2.5 hereof. The Tender Agent shall notify the Trustee and the Bond Registrar of any Undelivered Bonds. The Trustee shall (1) notify the Remarketing Agent of such Undelivered Bonds and (2) place a stop transfer against such Undelivered Bonds until the Undelivered Bonds are properly delivered to the Tender Agent. Payment of the purchase price of any such Undelivered Bonds shall be made only upon the presentment and surrender of such Bonds to the Tender Agent. Upon notice of such delivery, the Bond Registrar shall make any necessary adjustment to the Bond Register.

            (e) Notwithstanding anything to the contrary contained herein, the rights of the owners to tender Bonds pursuant to this Section 2.3 shall cease immediately and without further notice from and including the date payment of the Bonds is accelerated following an Event of Default pursuant to Article 9 hereof.

      SECTION 2.4 REGISTERED BONDS REQUIRED: BOND REGISTRAR AND BOND REGISTER.

            (a) All Bonds shall be issued in fully registered form. The Bonds shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture.

            (b) The Issuer hereby appoints First Union National Bank as its Bond Registrar in respect of the Bonds. Any person other than the Trustee undertaking to act as Bond Registrar shall first execute a written agreement, in form satisfactory to the Trustee, to perform the duties of a Bond Registrar under this Indenture, which agreement shall be filed with the Trustee and the Tender Agent.

            (c) The Bond Registrar shall act as registrar and transfer agent for the Bonds. There shall be kept at an office of the Bond Registrar a register (herein sometimes referred to as the "Bond Register") in which, subject to such reasonable regulations as the Issuer, the Trustee or the Bond Registrar may prescribe, there shall be provisions for the registration of the Bonds and for the registration of transfers of the Bonds. The Issuer shall cause the Bond Registrar to designate, by a written notification to the Trustee, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept. In the absence of a specific designation by the Bond Registrar, the corporate trust office of the Trustee in Nashville, Tennessee shall be deemed such office in respect of the Bonds for which the Trustee is acting as Bond Registrar.

      SECTION 2.5 TRANSFER AND EXCHANGE.

            (a) Upon surrender for transfer of any Bond at the office of the Bond Registrar, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, on or more new fully registered Bonds of authorized denomination for the aggregate principal amount which the new owner is entitled to receive; provided that if moneys for the purchase of such Bond have been provided pursuant to a draw under the Credit Facility, such Bond shall not be transferable to any one other than the Issuer or its assignee or pledgee. Except for transfers in connection with the purchase of Bonds pursuant to
Section 2.3 hereof and the remarketing thereof pursuant to Section 2.3 hereof and the remarketing thereof pursuant to Article 3, which shall be effected at the corporate trust office of the Tender Agent in Nashville, Florida, Bonds shall be surrendered for transfer at the corporate trust office of the Trustee in Nashville, Florida. Also, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver Bonds in lieu of Undelivered Bonds.

            (b) Bonds may be exchanged for other Bonds of any other authorized denomination, of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at the principal corporate trust office of the Bond Registrar or Trustee; provided, however, that in connection with the purchase of Bonds tendered for purchase and the remarketing thereof pursuant to Article 3 hereof, Bonds may be exchanged at the principal office of the Tender Agent, or any office of any agent designated by the Trustee. Whenever any Bonds are so surrender for exchange, the Issuer shall execute, and the Trustee or its Authenticating Agent shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

            (c) All Bonds presented for transfer, exchange, redemption or payment (if so required by the Issuer, the Bond Registrar or the Trustee) shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form satisfactory to the Bond Registrar, which may include a signature guarantee, duly executed by the owner or by his attorney duly authorized in writing.

            d) No service charge shall be made to a Bondholder for any exchange or transfer of Bonds, but the Issuer or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

            (e) Except in connection with the purchase of Bonds pursuant to
Section 2.3 hereto and the remarketing thereof pursuant to Article 3 hereof, neither the Issuer nor any Bond Registrar on behalf of the Issuer shall be required to issue, transfer or exchange any Bond selected for redemption in whole or in part.

            (f) New Bonds delivered upon transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Bond surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.

      SECTION 2.6 EXECUTION.

            (a) The Bonds shall be executed by the manual or facsimile signature of an Issuer Representative, the seal of the Issuer shall be affixed, imprinted, lithographed or reproduced thereon and the same shall be attested by the manual or facsimile signature of an officer of the Issuer.

            (b) Bonds executed as above provided may be issued and shall, upon request of the Issuer, be authenticated by the Trustee or the Authenticating Agent, notwithstanding that any officer signing such Bonds or whose facsimile signature appears thereon shall have ceased to hold office at the time of issuance or authentication or shall not have held office at the date of the Bond.

      SECTION 2.7 AUTHENTICATION: AUTHENTICATING AGENT.

            (a) No Bond shall be valid for any purpose until the Trustee's Certificate of Authentication thereon shall have been duly executed as provided in this Indenture, and such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the owner thereof is entitled to the benefit of the trust hereby created subject to the provisions of Section 2.3(d) and Article 14 hereof.

            (b) If the Bond Registrar is other than the Trustee, the Trustee may appoint the Bond Registrar as an Authenticating Agent with the power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Bonds in connection with transfers and exchanges under Section 2.5 hereof, and the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall, for all purposes of this Indenture, be deemed to be the authentication and delivery "by the Trustee". The Trustee shall, however, itself authenticate all Bonds upon their initial issuance. The Authenticating Agent may authenticate Bonds in substitution for Undelivered Bonds. The Authenticating Agent shall be entitled to reasonable compensation from the Issuer for its services.

            (c) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible as a Bond Registrar under Section 2.4 hereof, without the execution or filing of any further document on the part of the parties hereto or the Authenticating Agent or such successor corporation.

            (d) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Remarketing Agent. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may promptly appoint a successor Authenticating Agent, shall give written notice of any such appointment to the Issuer, and shall mail notice of any such appointment to all owners of Bonds as the names and addresses of such owners appear on the Bond Register.

      SECTION 2.8 PAYMENT OF PRINCIPAL AND INTEREST; INTEREST RIGHTS PRESERVED.

            (a) The principal and redemption price of any Bond shall be payable, upon surrender of such Bond, at the office of the Trustee or other paying agent appointed pursuant to this Indenture. Interest on each Interest Payment Date shall be payable by check, mailed on the Interest Payment Date to the address of the person entitled thereto on the Regular Record Date or, if applicable, the Special Record Date, as such address shall appear in the Bond Register. While the Bonds bear interest at a Variable Rate, interest shall also be payable by wire transfer to the account of a member bank of the Federal Reserve System of any owner of Bonds in the aggregate principal amount of $1,000,000 or more at the written request (identifying such account by number) of such owner received by the Trustee at least ten (10) days prior to the Regular Record Date or Special Record Date.

            (b) Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond is registered at the close of business on the Regular Record Date for such interest.

            (c) Any interest on any Bond which is payable, and is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the owner of such Bonds on the relevant Regular Record Date solely by virtue of such registered owner having been such record owner on the Regular Record Date, and such Defaulted Interest shall be paid, pursuant to Section 9.11 hereof, to the person in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be not more than fifteen (15) nor less than ten (10) days prior to the date of proposed payment. The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder, at its address as it appears in the Bond Register, not less than ten (10) days prior to such Special Record Date.

            (d) Subject to the foregoing provisions of this Section 2.8, each Bond delivered under this Indenture, upon transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, as such other Bond.

      All payments of principal and redemption price of and interest on the Bonds, whether upon redemption, acceleration, maturity or otherwise, shall be made first, pursuant to draws under the Credit Facility in accordance with its terms on the dates when due; second, from Available Moneys on deposit with the Trustee and not held in trust for the benefit of the owners of the Bonds pursuant to the provisions of Article 14 hereof, and then from other collected funds available to the Trustee hereunder for such payments.

      SECTION 2.9 PERSONS DEEMED OWNERS. The Issuer, the Trustee, the Bond Registrar and the Authenticating Agent may deem and treat the person in whose name any Bond is registered as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Issuer, the Trustee, the Bond Registrar or the Authenticating Agent) for the purpose of receiving payment of or on account of the principal of (and premium, if any, on), and (subject to Section 2.8 hereof) interest on such Bond, and for all other purposes, and neither the Issuer, the Trustee, the Bond Registrar, nor the Authenticating Agent shall be affected by any notice to the contrary. All such payments so made to any such registered owner, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

      SECTION 2.10 MUTILATED, DESTROYED, LOST, STOLEN OR UNDELIVERED BONDS.

            (a) If any Bond shall become mutilated, the Issuer shall execute, and the Trustee or its Authenticating Agent shall thereupon authenticate and deliver, a new Bond of like tenor and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of such mutilated Bond for cancellation, and the Issuer and the Trustee may require reasonable indemnity therefor. If any Bond shall be reported lost, stolen or destroyed, evidence as to the loss, theft or destruction thereof shall be submitted to the Issuer and the Trustee; and if such evidence shall be satisfactory to both and indemnity satisfactory to both shall be given, the Issuer shall execute, and thereupon the Trustee or its Authenticating Agent shall authenticate and deliver, a new Bond of like tenor and denomination. The cost of providing any substitute Bond under the provisions of this Section shall be borne by the Bondholder for whose benefit such substitute Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Issuer may, with the consent of the Trustee, pay to the owner the principal amount of such Bond upon the maturity thereof and the compliance with the aforesaid conditions by such owner, without the issuance of a substitute Bond therefor.

            (b) The Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver a substitute Bond in lieu of each Undelivered Bond.

            (c) Every substituted Bond issued pursuant to this Section 2.10 shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

            (d) All Bonds shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost, stolen or Undelivered Bonds and shall preclude any and all other rights or remedies.

      SECTION 2.11 TEMPORARY BONDS. Pending preparation of definitive Bonds, or by agreement with the purchasers of all Bonds, the Issuer may issue, and, upon its request, the Trustee shall authenticate, in lieu of definitive Bonds one or more temporary printed or typewritten Bonds of substantially the tenor recited above in any denomination authorized under Section 2.2 hereof. Upon request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

      SECTION 2.12 CANCELLATION OF SURRENDERED BONDS. Bonds surrendered for payment, redemption, transfer or exchange and Bonds surrendered to the Trustee by the Issuer for cancellation shall be canceled by the Trustee and a certificate evidencing such cancellation shall be furnished by the Trustee to the Issuer. Bonds purchased pursuant to Section 2.3 hereof shall not be surrendered Bonds and, unless otherwise specifically provided in this Indenture, shall be Outstanding Bonds.

      SECTION 2.13 CONDITIONS OF ISSUANCE.

            (a) Prior to or simultaneously with the authentication and delivery of the Bonds by the Trustee, the Trustee shall have received notice that the conditions for the issuance of the Letter of Credit as set forth in Article 7 of the Credit Agreement have been satisfied and there shall be filed with the Trustee such documents, certificates and opinions as the Trustee may require, including, the following: (i) A copy, certified by the Issuer Representative, of written evidence of the Issuer authorizing the issuance of the Bonds, awarding the Bonds and directing the authentication and delivery of the Bonds to or upon the order of the purchaser(s) therein named upon payment of the purchase price therein set forth.

                (1) Executed counterparts of this Indenture, the Letter of
            Credit, the Credit Agreement, the Tender Agency Agreement and the Remarketing Agreement.

                (2) An opinion of Counsel to the Issuer to the effect that the execution and delivery of the Indenture, the Credit Agreement, the Remarketing Agreement and the Tender Agency Agreement have been duly authorized by the Issuer, that the Indenture, the Credit Agreement, the Remarketing Agreement and the Tender Agency Agreement have been duly executed and delivered by the Issuer, and that the Indenture, the Credit Agreement, the Remarketing Agreement and the Tender Agency Agreement, assuming due authorization, execution and delivery thereof by the other parties thereto, if any, are valid, binding and enforceable against the Issuer in accordance with their terms, subject to the qualification that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by the exercise of judicial discretion in accordance with general equitable principles.

                (3) An opinion of Counsel to the Issuer, to the effect that the issuance of the Bonds has been duly and validly authorized by the Issuer, that all conditions precedent to the delivery of the Bonds have been fulfilled and that the Bonds are valid and binding agreements of the Issuer enforceable in accordance with their terms, subject to the qualification that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by the exercise of judicial discretion in accordance with general equitable principles.

                (4) A written request and authorization of the Issuer addressed to the Trustee directing the Trustee to authenticate and deliver the Bonds.

                (5) Such other documents as the Trustee may reasonably require.

            (b) When the documents mentioned in paragraphs (1) through (5) of subsection (a) of this Section shall have been filed with the Trustee and when the Bonds shall have been executed as required by this Indenture, the Trustee shall authenticate the Bonds and deliver them to or upon the order of the party so designated by the Issuer, but only upon payment to the Trustee for the account of the Issuer of the purchase price of the Bonds. The Trustee shall be entitled to rely conclusively upon such resolution or resolutions, or document approved thereby, as to the name of the purchasers and the amount of such purchase price.

            (c) Simultaneously with the delivery of the Bonds, the Trustee shall apply the proceeds of the Bonds in accordance with Article 4 of this Indenture.

      SECTION 2.14 BOOK ENTRY. The Issuer shall enter into an agreement (the "Book Entry Agreement") with DTC, or any successor thereto, or other securities depository, and make such other provision and perform such further acts as are necessary or appropriate to provide for the distribution of the Bonds in book-entry form.

      Neither the Issuer, the Trustee, nor the Paying Agent will have any responsibility or obligations to the DTC Participants, DTC Indirect Participants (as each is defined in the Book Entry Agreement) or the beneficial owners with respect to (i) the accuracy of any records maintained by DTC or any DTC Participant or DTC Indirect Participant; (ii) the payment by DTC or any DTC Participant or DTC Indirect Participant of any amount due to any beneficial owner in respect of the principal amount or redemption price of or interest on the Bonds; (iii) the delivery by DTC or any DTC Participant or DTC Indirect Participant of any notice to any beneficial owner that is required or permitted to be given to bondholders under the terms of the Indenture; (iv) the selection of the beneficial owners to receive payment in the event of any partial redemption of the Bonds; or (v) any consent given or other action taken by DTC as registered owner.

      The Trustee shall issue Bonds directly to beneficial owners of Bonds upon receipt by it of a written listing of all beneficial owners of the Bonds, such listing to include the name, address and taxpayer identification number of each such beneficial owner of the Bonds, other than DTC, or its nominee, in the event that:

                (1) DTC determines not to continue to act as securities depository for the Bonds; or

                (2) The Trustee has advised DTC at the request of the Issuer of the Issuer's determination that DTC is incapable of discharging its duties; or

                (3) The Issuer determines that it is in its best interest not to continue the book-entry system or that the interests of the beneficial owners of the Bonds might be adversely affected if the book-entry system is continued.

      Upon occurrence of the events described in (1) or (2) above, the Issuer shall attempt to locate another qualified securities depository.

      In the event the Issuer makes the determination noted in (3) above, or if the Issuer fails to locate another qualified securities depository to replace DTC upon occurrence of the events described in (1) or (2) above, the Trustee shall mail a notice to DTC for distribution to the beneficial owners of the Bonds stating that DTC will no longer serve as securities depository, whether a new securities depository will or can be appointed, the procedures for obtaining such Bonds and the provisions of this Indenture which govern the Bonds including, but not limited to, provisions regarding authorized denominations, transfer and exchange, principal and interest payment and other related matters.

                                   ARTICLE 3
                   PURCHASE AND REMARKETING OF TENDERED BONDS

      SECTION 3.1 REMARKETING OF TENDERED BONDS.

            (a) Not later than the close of business on the date the Tender Agent receives an Optional Tender Notice, the Tender Agent shall notify the Remarketing Agent, the Trustee and the Issuer by telephone, telex or telecopier, confirmed in writing if requested, specifying the Variable Rate Purchase Date and the aggregate principal amount of Bonds to be purchased on such Variable Rate Purchase Date.

            (b) Not later than the close of business on the ninth (9th) day prior to the Conversion Date, the Trustee shall notify the Placement Agent and the Issuer by telephone, telex or telecopier, confirmed in writing if requested, specifying the aggregate principal amount of Bonds tendered or deemed tendered for mandatory purchase on the Conversion Date.

            (c) Except as provided in subsection (d) below and Section 3.5 hereof, upon receipt by the Remarketing Agent of notice from the Tender Agent pursuant to Section 3.1(a) hereof and by the Placement Agent of notice from the Trustee pursuant to Section 3.1(b) hereof, the Remarketing Agent or the Placement Agent, as the case may be, shall use its best efforts to arrange for the sale, at par plus accrued interest, if any, of such Bonds tendered or deemed tendered for settlement on the Variable Rate Purchase Date or the Conversion Date, respectively. At or before 3:00 p.m. on the Business Day immediately preceding the Variable Rate Purchase Date or the Conversion Date, the Remarketing Agent or the Placement Agent, respectively, shall give notice by telephone, telecopier or telex, promptly confirmed in writing if requested, to the Trustee and the Tender Agent specifying the principal amount of such Bonds, if any, to be placed by it and to the Trustee the names, addresses, denominational breakdown of the Bonds and social security numbers or other tax identification numbers of the proposed purchasers thereof.

            (d) Notwithstanding the provisions of subsection (c) above, any Bond purchased pursuant to the terms of this Indenture from the date notice of redemption or conversion is given shall not be remarketed except to a buyer who agrees at the time of such purchase to tender such Bond for redemption or purchase on the redemption or purchase date.

            (e) During the Variable Rate Period, the Remarketing Agent shall continue to use its best efforts to arrange for the sale, at the best price available, but not less than the principal amount thereof plus accrued interest, of any Bonds purchased with moneys advanced under the Credit Facility pursuant to Section 3.2(a)(2) hereof, provided that Bonds purchased with moneys advanced under the Credit Facility shall not be released for delivery to the purchasers unless the Credit Facility has been reinstated by the amount drawn thereunder to pay the purchase price for such Bonds and the Trustee has received the executed reinstatement certificate required to be delivered by such Credit Facility Issuer. The Trustee agrees to advise the Tender Agent immediately upon receipt of such reinstatement certificate.

      SECTION 3.2 PURCHASE OF BONDS DELIVERED TO THE TENDER AGENT.

            (a) There is hereby established with the Tender Agent a "Bond Purchase Fund" out of which the purchase price for Bonds tendered for purchase on a Variable Rate Purchase Date, the Conversion Date or on such other date on which Bonds are remarketed shall be paid. There are hereby established in the Bond Purchase Fund two separate and segregated accounts, to be designated the "Remarketing Account" and the "Bank Account". Funds received from purchasers of Tendered Bonds (other than the Issuer or the Credit Facility Issuer) shall be deposited by the Remarketing Agent or the Placement Agent, as the case may be, in the Remarketing Account. At or prior to 10:00 am. on each Variable Rate Purchase Date or the Conversion Date, the Remarketing Agent or the Placement Agent, as the case may be, shall deliver to the Tender Agent for deposit in the Remarketing Account of the Bond Purchase Fund immediately available funds, payable to the order of the Tender Agent, in an amount equal to the purchase price of the Bonds to be delivered to the Tender Agent that have been remarketed by the Remarketing Agent or placed by the Placement Agent as specified in the notice delivered pursuant to Section 3.1(c) hereof. Funds, if any, drawn by the Trustee under the Credit Facility pursuant to Section 3.2(b) below in an amount equal to the aggregate purchase price of Bonds tendered for purchase less the amount available in the Remarketing Account shall, at the direction of the Trustee, be delivered by the Credit Facility Issuer to the Tender Agent for deposit in the Bank Account of the Bond Purchase Fund. On each Variable Rate Purchase Date and on the Conversion Date, the Tender Agent shall effect the purchase, but only from the funds listed below, of such Bonds from the owners thereof at a purchase price equal to the principal amount thereof, plus interest accrued, if any, to the date of purchase and such payment shall be made in immediately available funds. Funds from the payment of such purchase price shall be derived from the following sources in the order of priority indicated:

                  (1) proceeds of the remarketing of such Bonds pursuant to
            Section 3.1(c) hereof which constitute Available Moneys;

                  (2) moneys furnished by the Trustee to the Tender Agent
            representing proceeds of a drawing by the Trustee under the Credit Facility; and

                  (3) any other moneys available for such purposes.

            (b) The Tender Agent shall advise the Trustee by telex or telecopier and shall advise the Credit Facility Issuer and the Issuer by telephone, in each case, no later than 10:30 a.m. on each Variable Rate Purchase Date or the Conversion Date, as the case may be, of the amount of any drawing under the Credit Facility necessary to make full and timely payments hereunder. The Trustee shall promptly (and in no event later than 11:00 a.m.) take all action necessary to draw on the Credit Facility the specified amount. All amounts received by the Trustee from a drawing under the Credit Facility shall be transferred to the Tender Agent and held by the Tender Agent in the Bank Account pending application of such moneys as provided in this Article 3. Immediately after drawing on the Credit Facility, the Trustee shall provide to the Tender Agent such funds referred to in paragraph (2) of Section 3.2(a) prior to the time the Tender Agent is required to apply such funds to effect the purchase of Bonds and shall notify the Tender Agent promptly after receipt of notice from the Credit Facility Issuer reinstating the Credit Facility. The Remarketing Agent shall deliver funds from the sale of Bonds by no later than 2:00 p.m. on the Variable Rate Purchase Date or the Conversion Date, held by the Credit Facility Issuer as pledgee of the Issuer pursuant to Section 3.1(e) hereof to the Tender Agent for deposit in the Remarketing Account, which funds shall be promptly paid by the Tender Agent on behalf of the Issuer to the Credit Facility Issuer as reimbursement under the Credit Agreement. The Tender Agent shall notify the Trustee of any such reimbursement, and the Trustee shall promptly deliver to the Credit Facility Issuer any reinstatement certificate and the form of transfer certificate required by the Credit Facility.

      SECTION 3.3 DELIVERY OF PURCHASED BONDS.

            (a) Bonds purchased shall be delivered as follows:

                  (1) Bonds placed by the Remarketing Agent or the Placement
            Agent pursuant to Section 3.1 hereof shall be delivered by the Tender Agent to the Remarketing Agent or the Placement Agent, as the case may be, on behalf of the purchasers thereof.

                  (2) Bonds purchased with moneys described in Section
            3.2(a)(2) shall be delivered to the Credit Facility Issuer as pledgee of the Issuer pursuant to the terms of the Credit Agreement and the Pledge Agreement or the Credit Facility Issuer designee.

                  (3) Bonds purchased with excess moneys transferred from the
            Project Fund to the Bond Fund pursuant to Section 4.5 hereof or with draws under the Credit Facility for which the Credit Facility Issuer has been reimbursed with such excess moneys from the Project Fund shall be canceled by the Trustee.

            (b) Except as otherwise set forth herein, Bonds delivered as provided in this Section 3.3 shall be registered by the Bond Registrar in the manner directed by the recipient thereof.

            (c) In the event that any Bond to be delivered to the Tender Agent is not delivered by the owner thereof properly endorsed for transfer on or prior to the Variable Rate Purchase Date or the Conversion Date, as the case may be, and there has been irrevocably deposited with the Tender Agent an amount sufficient to pay the purchase price thereof, which amount may be held by the Tender Agent in a non-interest bearing account, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver a substitute Bond in lieu of the Undelivered Bond and the Bond Registrar shall register such Bond in the name of the purchaser thereof. Thereafter, interest on such Undelivered Bond shall cease to accrue, and the holder thereof shall be entitled only to payment of the purchase price therefor and not to the benefits of the Indenture.

            (d) Notwithstanding the foregoing, Bonds purchased with funds identified in Section 3.2(a)(2) hereof shall be held by the Credit Facility Issuer or the Tender Agent and shall not be delivered to subsequent purchasers thereof or any other person until (i) the Trustee has received notice in writing from the Credit Facility Issuer that the Credit Facility has been reinstated to the extent of the purchase price of such Bonds and interest thereon and (ii) the Trustee has notified the Tender Agent of such reinstatement.

      SECTION 3.4 DELIVERY OF THE PROCEEDS OF THE SALE OF REMARKETED BONDS. The proceeds of the placement of the Bonds by the Remarketing Agent of any Bonds delivered to the Tender Agent or by the Placement Agent of Bonds on the Conversion Date shall be paid first, to the tendering Bondholders of such Bonds; second, to the Credit Facility Issuer, to the extent of any amounts drawn under the Credit Facility in connection with the payment of the purchase price for such Bonds and not reimbursed to the Credit Facility Issuer as of the time of sale of such Bonds; and third, to the Issuer.

      SECTION 3.5 NO REMARKETING AFTER CERTAIN EVENTS. Anything in this Indenture to the contrary notwithstanding, there shall be no remarketing of Bonds pursuant to this Article 3 after the Conversion Date or the principal of the Bonds shall have been accelerated pursuant to Section 9.2 hereof.

                                   ARTICLE 4
                                  PROJECT FUND

      SECTION 4.1 CREATION OF AND DEPOSITS TO THE PROJECT FUND.

            (a) A special fund is hereby created and designated "SRI Realty Trust 1998-1 Taxable Variable Rate Demand Bonds, Series 1999 Project Fund" (the "Project Fund") to the credit of which such deposits shall be made as are required by the provisions of this Indenture. Any moneys received by the Issuer or by the Trustee as trustee under this Indenture from any source for payment of the Costs of the Project, including all proceeds of the sale of the Bonds, shall be deposited to the credit of the Project Fund.

            (b) The moneys in the Project Fund shall be held by the Trustee in trust and, subject to the provisions of Section 4.5 and 9.2 of this Indenture, shall be applied to the payment of the Cost of the Project and, pending such application, shall be and are hereby made subject to a lien and charge in favor of the owners of the Bonds issued and outstanding under this Indenture and for the further security of such owners until paid out or transferred as herein provided.

      SECTION 4.2 PAYMENTS FROM THE PROJECT FUND.

            (a) Payment of the Cost of the Project shall be made from the Project Fund. All payments from the Project Fund shall be subject to the provisions and restrictions set forth in this Article, and the Issuer covenants that it will not cause to be paid from the Project Fund any sums except in accordance with such provisions and restrictions. Such payments shall be made by the Trustee upon receipt of an appropriately completed requisition and certificate, signed by the Company Representative and approved by the Credit Facility Issuer (substantially in the form of the Requisition and Certificate attached hereto as Exhibit "B" and hereby deemed incorporated herein) stating to whom the payment described is to be made and the purpose, in reasonable detail, for which the obligation to make such payment was incurred and including, if such requisition and certificate comprises an item for payment for labor or to contractors, buildings or materialmen, a paragraph in the form of the last paragraph of the attached form of requisition and certificate.

            (b) The Trustee is authorized and directed to apply the moneys in the Project Fund in accordance herewith but only upon receipt of the requisitions required by this Section 4.2, duly executed by the person and in the manner provided for herein.

            (c) Interest earnings on the funds deposited in the Project Fund shall be transferred to the Repayments Account of the Bond Fund.

      SECTION 4.3 TRUSTEE MAY RELY ON REQUISITIONS. All requisitions in the form provided by Section 4.2 hereof and all other statements, orders, certifications and approvals received by the Trustee, as required by this Article as conditions of payment from the Project Fund, may be conclusively relied upon by the Trustee, and shall be retained by the Trustee as provided in
Section 4.6, subject at all reasonable times to examination by the Company, the Issuer, any Bondholder and the agents and representatives thereof.

      SECTION 4.4 TRANSFERS TO THE BOND FUND. In the event that the Issuer should elect to prepay the Bonds or that the Trustee shall declare the Bonds to be due and payable pursuant to Section 9.2 hereof, the Trustee shall, without further authorization, forthwith transfer any balance remaining in the Project Fund to the Bond Fund.

      SECTION 4.5 TRUSTEE'S RECORDS. The Trustee shall maintain adequate records for a period of at least three (3) years after the Completion Date pertaining to all disbursements from the Project Fund. After the Completion Date, the Trustee shall deliver to the Company, and the Issuer upon request a final accounting.

                                   ARTICLE 5
                        AMOUNTS AND APPLICATION THEREOF

      SECTION 5.1 AMOUNTS TO BE PAID OVER TO TRUSTEE. The Issuer hereby covenants to (i) pay directly to the Trustee, all amounts due on the Bonds and the Indenture and (ii) to cause payments under the Credit Facility with respect to the principal or redemption price of or interest on the Bonds to be paid to the Trustee.

      SECTION 5.2 THE BOND FUND.

            (a) There is hereby established with the Trustee a special fund to be designated "SRI Realty Trust 1998-1 Taxable Variable Rate Demand Bonds, Series 1999 Bond Fund" (the "Bond Fund"), the moneys in which, in accordance with Section 5.2(c) hereof, the Trustee shall apply to (1) the principal or redemption price of Bonds as they mature or become due, upon surrender thereof, and (2) the interest on Bonds as it becomes payable. There are hereby established with the Trustee within the Bond Fund two separate and segregated accounts, to be designated the "Repayments Account" and the "Credit Facility Account".

            (b) There shall be deposited into the various accounts of the Bond Fund from time to time the following:

                  (1) into the Repayments Account, moneys received by the
            Trustee under and pursuant to the provisions of this Indenture. All amounts deposited in the Repayments Account shall be segregated and held, with the earnings thereon, separate and apart from other funds in the Bond Fund until such amounts become Available Moneys. At such time as funds deposited in the Repayments Account become Available Moneys, they may be commingled with other Available Moneys in the Repayments Account; and

                  (2) into the Credit Facility Account, all moneys drawn by the
            Trustee under the Credit Facility to pay principal or redemption price (excluding any premium) of the Bonds and interest on the Bonds.

            (c) Except as provided in Section 9.11 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal or redemption price of the Bonds and interest on the Bonds from the following source or sources but only in the following order of priority:

                  (1) moneys held in the Credit Facility Account, provided that in no event shall moneys held in the Credit Facility Account be used to pay any amounts due on Bonds which are held by or for the Issuer, including without limitation, Bonds pledged to the Credit Facility Issuer, or to pay any portion of the redemption premium required pursuant to Section 7.1(a)(2) hereof, and

                  (2) moneys held in the Repayments Account to the extent such amounts qualify as Available Moneys (except with respect to moneys paid on Bonds that are held by or for the Issuer, including without limitation, Bonds pledged to the Credit Facility Issuer, which moneys need not qualify as Available Moneys).

            (d) Not later than 10:00 A.M. on the third (3rd) Business Day preceding the date on which principal or redemption price of or interest on the Bonds is due and payable whether by acceleration, maturity or on an Interest Payment Date (the "Payment Date"), the Trustee shall have notified the Issuer and the Credit Facility Issuer of the amounts of principal and interest due on the Bonds on the Payment Date. Not later than 9:30 A.M. on each Payment Date, the Trustee shall present a draft or drafts under the Credit Facility in the amounts due and payable on the Bonds. Such funds shall be wired by the Credit Facility Issuer to the Trustee to be credited to the Credit Facility Account and payments due under the Bonds shall be made by the Trustee in accordance with Section 2.8 and Section 5.2(c) hereof. Following such payment to the Bondholders, the Trustee shall, on behalf of the Issuer, promptly pay moneys on deposit in the Repayments Account in an amount equal to the amounts of such drawing or drawings to the Bank as Credit to the Credit Facility Issuer under the terms of the Credit Agreement. If no amounts are owed by the Issuer to the Credit Facility Issuer under the Credit Agreement, any amounts remaining in the Repayments Account on the Business Day immediately following a Payment Date shall be paid to the Issuer upon request with the consent of the Credit Facility Issuer.

      SECTION 5.3 AMOUNTS TO BE HELD FOR ALL BONDHOLDERS; CERTAIN EXCEPTIONS. Revenues shall, until applied as provided in this Indenture, be held by the Trustee in trust for the benefit of the owners of all Outstanding Bonds, except that any portion of the Revenues representing principal or redemption price of any Bonds, and interest on any Bonds previously matured or called for redemption in accordance with Article 7 of this Indenture, shall be held for the benefit of the owners of such Bonds only.

                                   ARTICLE 6
                      DEPOSITARIES OF MONEYS; SECURITY FOR
                        DEPOSITS AND INVESTMENT OF FUNDS

      SECTION 6.1 SECURITY FOR DEPOSITS. All moneys deposited with the Trustee under the provisions of this Indenture shall be held in trust and applied only in accordance with the provisions of this Indenture and shall not be subject to lien (other than the lien created hereby) or attachment by any creditor of the Trustee or the Issuer.

      SECTION 6.2 INVESTMENT OF MONEYS.

            (a) At the written request and the direction of the Issuer Representative, moneys held for the credit of the Project Fund and the Bond Fund (including any amount therein) shall be invested and reinvested by the Trustee in Investment Obligations which shall mature not later than the respective dates when the moneys held for the credit of said funds will be required for the purposes intended, provided that moneys held in the Credit Facility Account of the Bond Fund shall be invested and reinvested by the Trustee only in Governmental Obligations which shall mature not later than the date on which such moneys will be required to be paid; provided further that such investments shall only be made at the written direction of the Issuer Representative. The Trustee shall be entitled to rely on written instruction from the Issuer Representative. Under no circumstances whatsoever shall the Trustee be liable to the Issuer or any holder for any claims, demands, damages, liabilities, losses, costs or expenses resulting therefrom or in any way connected therewith, so long as the Trustee acts only in accordance with the written directions of the Issuer as provided hereunder.

            (b) Obligations so purchased as an investment of moneys in any such fund or account shall be deemed at all times to be a part of such fund or account, and the interest accruing thereon and any profit realized from such investment shall be credited to such fund or account, and any loss resulting from such investment shall be charged to such fund or account. The Trustee shall sell at market price or present for redemption any obligation so purchased whenever it shall be necessary so to do in order to provide cash to meet any payment or transfer from any such fund or account. Neither the Trustee nor the Issuer shall be liable or responsible for loss resulting from any such investment or the sale of any such investment made pursuant to the terms of this Section.

            (c) For the purpose of the Trustee's determination of the amount on deposit to the credit of any such fund or account, obligations in which moneys in such fund or account have been invested shall be valued at the lower of cost or market.

            (d) The Trustee may make any and all investments permitted by this Section through its own bond or investment department, unless otherwise directed in writing by the Issuer Representative.

      SECTION 6.3 THE CREDIT FACILITY.

            (a) INITIAL LETTER OF CREDIT.

                  (1) The Letter of Credit shall be a direct pay letter of
            credit and shall provide for direct payments to or upon the order of the Trustee as hereinafter set forth and shall be the irrevocable obligation of the Bank to pay to or upon the order of the Trustee, upon request and in accordance with the terms thereof, an amount of up to $5,460,000 of which (A) $5,200,000 shall support the payment of principal of the Bonds when due and that portion of the purchase price corresponding to principal of Tendered Bonds not remarketed on any Variable Rate Purchase Date or sold on the Conversion Date, and (B) $260,000 shall support the payment of up to one hundred and twenty (120) days' interest at an assumed rate of fifteen percent (15%) per annum (which is the maximum rate of interest borne by the Bonds) on the Bonds when due and that portion of the purchase price corresponding to interest on Tendered Bonds not remarketed on any Variable Rate Purchase Date or sold on the Conversion Date.

                  (2) The Letter of Credit shall terminate automatically on the earliest of (A) the date on which a drawing under the Letter of Credit has been honored upon the maturity or acceleration of the Bonds or redemption of all the Bonds, (B) the day on which the Credit Facility Issuer receives the notice of the conversion from the Issuer following the Conversion Date, (C) the date on which the Bank receives notice from the Trustee that an Alternate Credit Facility is substituted for the Letter of Credit and is in effect,
            (D) the date on which the Bank receives notice from the Trustee that there are no longer any Bonds Outstanding and (E) the "Expiration Date" stated in the Letter of Credit as it may be extended pursuant to the terms thereof.

                  (3) The Bank's obligation under the Letter of Credit may be reduced to the extent of any drawing thereunder, subject to reinstatement as provided therein. The Letter of Credit shall provide that, with respect to a drawing by the Trustee solely to pay interest on the Bonds on any Interest Payment Date, if the Trustee shall not have received from the Bank within ten (10) days from the date of such drawing a notice by telecopier, by telex or in writing that the Bank has not been reimbursed, the Trustee's right to draw under the Letter of Credit with respect to the payment of interest shall be reinstated on or before the eleventh (11th) calendar day following such drawing in an amount equal to such drawing. With respect to any other drawing by the Trustee, the amount available under the Letter of Credit for payment of the purchase price of the Bonds and the principal and interest on the Bonds shall be reinstated in an amount equal to any such drawing but only to the extent' that the Bank is reimbursed in accordance with the terms of the Credit Agreement for the amounts so drawn and the Bank delivers a notice to the Trustee reinstating the Letter of Credit in such amount.

                  (4) The Letter of Credit shall provide that if, in accordance with the terms of the Indenture, the Bonds shall become or be declared immediately due and payable pursuant to any provision of the Indenture, the Trustee shall be entitled to draw on the Letter of Credit to the extent that the amounts are available thereunder to pay the aggregate principal amount of the Bonds then Outstanding plus an amount of interest not to exceed one hundred and twenty
            (120) days.

                  (5) Upon the termination of the Letter of Credit, the Trustee shall return the Letter of Credit to the Bank, marked "CANCELED" on its face.

            (b) EXPIRATION. Unless an Alternate Credit Facility has been provided to the Trustee in accordance with Section 6.3(c) hereof at least twenty (20) days before the Interest Payment Date immediately preceding the fifteenth (15th) day prior to the expiration date of a Credit Facility or unless the interest rate payable on the Bonds has been converted from the Variable Rate to the Fixed Rate pursuant to Section 2.2 hereof, the Trustee shall call the Bonds for redemption in accordance with the Section 7.1 (c)(1) hereof. If at any time there shall cease to be any Bonds Outstanding hereunder, the Trustee shall promptly surrender the then current Credit Facility to the Credit Facility Issuer for cancellation. The Trustee shall comply with the procedures set forth in the Credit Facility relating to the termination thereof.

            (c) ALTERNATE CREDIT FACILITIES. While the Bonds bear interest at the Variable Rate or at the Fixed Rate, the Issuer may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility. The Alternate Credit Facility shall have terms in all respects material to the owners of the Bonds the same as the Credit Facility being replaced and shall be in form acceptable to the Trustee and the Tender Agent. On or prior to the date of delivery of an Alternate Credit Facility to the Trustee, the Issuer shall furnish to the Trustee:

                  (1) an opinion of Counsel stating that the delivery of such
            Alternate Credit Facility to the Trustee is authorized under this Indenture and complies with the terms hereof and that such Alternate Credit Facility is enforceable against the Credit Facility Issuer thereof in accordance with its terms, and

                  (2) if the Bonds are rated by Moody's or S&P, written
            evidence from Moody's, if the Bonds are rated by Moody's, and from S&P, if the Bonds are rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Alternate Credit Facility and that the substitution of the proposed Alternate Credit Facility for the then current Credit Facility will not, by itself, result in:

                        (A) a permanent withdrawal of its rating of the Bonds,
            or

                        (B) a reduction of the then current rating of the Bonds,

            or if the Bonds are not rated by Moody's or S&P, written evidence (or such other evidence satisfactory to the Trustee in its sole discretion) that the obligations of the bank or institution issuing the proposed Alternate Credit Facility substantially equivalent in term to the remaining term of the Bonds are rated by Moody's or S&P in the same category as the obligations of substantially equivalent term of the bank or institution which issued the Credit Facility being replaced.

The Trustee shall then accept such Alternate Credit Facility and surrender the previously held Credit Facility to the previous Credit Facility Issuer for cancellation promptly on or before the fifteenth (15th) day after the Alternate Credit Facility becomes effective, but not later than the fifteenth (15th) day following the last Interest Payment Date or Conversion Date covered by the Credit Facility to be canceled.

            (d)   NOTICES OF SUBSTITUTION OR REPLACEMENT OF CREDIT FACILITY.

                  (1) The Trustee shall, at least twenty (20) days prior to the proposed replacement date of a Credit Facility with an Alternate Credit Facility, give notice thereof by mail to the owners of the Bonds, which notice shall include the identity of the issuer thereof and the rating, if any, to be assigned to the Bonds by Moody's or S&P following the effective date of such Alternate Credit Facility or, if the Bonds are not then rated by Moody's or S&P, then the rating assigned by Moody's or S&P to the obligations of the issuer of such Alternate Credit Facility substantially equivalent in term to the remaining term of the Bonds.

                  (2) The Trustee shall promptly give notice of any replacement of the Credit Facility to the Issuer, the Tender Agent and the Remarketing Agent.

                                   ARTICLE 7
                      REDEMPTION OR PURCHASE OF THE BONDS

      SECTION 7.1 REDEMPTION OR PURCHASE DATES AND PRICES. The Bonds shall be subject to redemption, and, in certain instances, to purchase, prior to maturity in the amounts, at the times and in the manner provided in this
Article 7. Payments of the redemption price or the purchase price of any Bond shall be made only upon the surrender to the Trustee or its agent, as directed, of any Bond so redeemed or purchased.

            (a) OPTIONAL REDEMPTION.

                  (1) Optional Redemption During Variable Rate Period. While
            the Bonds bear interest at the Variable Rate, the Bonds shall be subject to redemption, upon the written direction of the Issuer, with the consent of the Credit Facility Issuer, which consent shall not be unreasonably withheld, on any Interest Payment Date and on the Conversion Date in whole or in part, at a redemption price of one hundred percent (100%) of the principal amount thereof, without premium, plus interest accrued to the redemption date.

                  (2) Optional Redemption With Premium During Fixed Rate
            Period. While the Bonds bear interest at the Fixed Rate, the Bonds shall be subject to redemption upon the written direction of the Issuer, in whole on any date, or in part on any Interest Payment Date, occurring on or after the dates set forth below, at the redemption prices (expressed as percentages of principal amount to be redeemed) set forth below plus interest accrued to the redemption date as follows:


            Commencement of
            Redemption Period             Redemption Price
            -----------------             ----------------
            The Business Day four         103% declining by
            (4) years from                1/2% on each succeeding
            the Conversion Date           anniversary date of the
                                          first day of the
                                          redemption period until
                                          reaching 100% and thereafter
                                          at 100%

            (b) MANDATORY PURCHASE ON CONVERSION DATE. The Bonds shall be subject to mandatory purchase in whole on the Conversion Date at a purchase price equal to one hundred percent (100%) of the principal amount thereof, without premium, plus interest accrued, if any, thereon to the date of purchase, on the Conversion Date; provided that there shall not be so purchased (1) Bonds or portions thereof in authorized denominations with respect to which the Trustee shall have received Optional Retention Notices from the owners thereof, and (2) Bonds issued in exchange for or upon the registration of transfer of Bonds or portions thereof in authorized denominations referred to in (1) above. Purchases under this Section 7.1(b) shall be in accordance with Section 2.2(e) hereof.

      SECTION 7.2 ISSUER TO DIRECT OPTIONAL REDEMPTION. The Issuer shall direct the Trustee in writing to call Bonds for optional redemption. Such direction from the Issuer to the Trustee shall be given at least forty-five (45) days but not more than sixty (60) days prior to the redemption date or such shorter period as shall be acceptable to the Trustee. So long as a Credit Facility is then held by the Trustee, the Trustee shall only call Bonds for optional redemption if it has Available Moneys in the Repayments Account of the Bond Fund or has been notified by the Credit Facility Issuer that it will receive moneys pursuant to the Credit Facility, in the aggregate, sufficient to pay the redemption price of the Bonds to be called for redemption, plus accrued interest thereon. No optional redemptions shall be effected at the option of the Issuer during the Variable Rate Period under this Article 7 without the prior written consent of the Credit Facility Issuer.

      SECTION 7.3 SELECTION OF BONDS TO BE CALLED FOR REDEMPTION. Except as otherwise provided herein or in the Bonds, if less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption shall be selected in the following order of priority: first, Bonds pledged to the Bank pursuant to the Pledge Agreement, second, Bonds owned by the Issuer and third, Bonds selected by any random or other method determined by the Trustee in its sole discretion to be fair and reasonable. The Trustee shall treat any Bond of a denomination greater than One Hundred Thousand Dollars ($100,000) as representing that number of separate Bonds each of the denomination of the minimum denomination of One Hundred Thousand Dollars ($100,000) or any integral multiple of Five Thousand Dollars ($5,000) in excess thereof as the Trustee shall so determine.

      SECTION 7.4 NOTICE OF REDEMPTION OR PURCHASE.

            (a) When required to redeem or purchase Bonds under any provision of this Article 7, or when directed to do so by the Issuer, the Trustee shall cause notice of the redemption or purchase to be given not more than sixty (60) days and not less than thirty (30) days prior to the redemption or purchase date by mailing a copy of all notices of redemption or purchase by first class mail, postage prepaid, to all registered owners of Bonds to be redeemed or purchased at their addresses shown on the Bond Register. Failure to mail any such notice or defect in the mailing thereof in respect of any Bond shall not affect the validity of the redemption or purchase of any other Bond. Notices of redemption or purchases shall also be mailed to the Remarketing Agent and the Credit Facility Issuer, if any. Any such notice shall be given in the name of the Issuer, shall identify the Bonds to be redeemed or purchased (and, in the case of partial redemption or purchase of any Bonds, the respective principal amounts thereof to be redeemed or purchased), shall specify the redemption or purchase date, and shall state that on the redemption or purchase date, the redemption or purchase price of the Bonds called for redemption or purchase will be payable at the principal corporate trust office of the Trustee, or in the case of mandatory redemptions or purchase pursuant to Section 7.1(b) hereof at the office of the Trustee's Paying Agent, if any, and that from that date interest will cease to accrue. The Trustee may use "CUSIP" numbers in notices of redemption or purchase as a convenience to Bondholders, provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of redemption or purchase and that reliance may be placed only on the identification numbers containing the prefix established under the Indenture.

            (b) If at the time of mailing of notice of any optional redemption the Issuer shall not have deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional on the deposit of Available Moneys with the Trustee not later than the redemption date, and such notice shall be of no effect unless such moneys are so deposited.

            (c) Upon redemption of less than all of the Bonds, the Trustee shall furnish to the Credit Facility Issuer a notice in the form specified by the Credit Facility Issuer to reduce the coverage provided by the Credit Facility and upon redemption of all of the Bonds, the Trustee shall surrender the Credit Facility to the Credit Facility Issuer for cancellation.

      SECTION 7.5 BONDS REDEEMED OR PURCHASED IN PART. Any Bond which is to be redeemed or purchased only in part shall be surrendered at a place stated in the notice provided for in Section 7.4 hereof (with due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the owner thereof or his attorney duly authorized in writing), and the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver to the owner of such Bond without service charge, a new Bond or Bonds, of any authorized denomination as requested by such owner in an aggregate principal amount equal to and in exchange for the unredeemed and unpurchased portion of the principal of the Bond so surrendered.

                                   ARTICLE 8
                      PARTICULAR COVENANTS AND PROVISIONS

      SECTION 8.1 COVENANT TO PAY THE BONDS. The Issuer covenants that it will use the Credit Facility to promptly pay the principal of and interest on and other amounts payable under the Bonds at the places, on the dates and in the manner provided herein and in the Bonds according to the true intent and meaning thereof. THE OBLIGATIONS OF THE ISSUER HEREUNDER SHALL BE NONRECOURSE.

      SECTION 8.2 COVENANTS TO PERFORM OBLIGATIONS UNDER THIS INDENTURE. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in the Bonds executed and delivered hereunder and in all proceedings of the Issuer pertaining thereto. The Issuer covenants that it is duly authorized to issue the Bonds and to enter into this Indenture, to pledge the payments under the Indenture and other Revenues in the manner and to the extent herein set forth; and that all action on its part for the issuance of the Bonds issued hereunder and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the owners thereof are and will be the valid and binding obligations of the Issuer according to the tenor and import thereof.

      SECTION 8.3 INSPECTION OF THE BOND REGISTER. At reasonable times and upon reasonable regulations established by the Bond Registrar, the Bond Register may be inspected and copied by and at the expense of the Issuer.

      SECTION 8.4 PRIORITY OF PLEDGE AND SECURITY INTEREST. The pledge herein made of the Trust Estate and the security interest created herein with respect thereto constitutes a first and prior pledge of, and a security interest in, the Trust Estate. Said pledge and security interest shall at no time be impaired directly or indirectly by the Issuer or the Trustee, and the Trust Estate shall not otherwise be pledged and, no persons shall have any rights with respect thereto.

      SECTION 8.5 MAINTENANCE OF INSURANCE: PAYMENT OF TAXES, CHARGES ETC. The Issuer shall maintain insurance on its properties as is customary for its business and to pay all lawful taxes, assessments and charges at any time levied or assessed upon it or its properties; provided, however, that nothing contained in this Section shall require the maintenance of such insurance or the payment of any such taxes, assessments or charges if the same are not required to be maintained or paid under the provisions of the Credit Agreement or the Lease Agreement.

      SECTION 8.6 MAINTENANCE AND REPAIR. The Issuer agrees that, until Payment of the Bonds shall be made, it will at its own expense, (1) keep its properties in as reasonably safe condition as its operations shall permit, (2) make or cause to be made from time to time all necessary repairs thereto and renewals and replacements thereof and otherwise keep its properties in good repair and in good operating condition, and (3) not permit or suffer others to commit a nuisance on or about its properties. The Issuer shall pay or cause to be paid all costs and expenses of operation and maintenance of its properties.

                                   ARTICLE 9
                              DEFAULT AND REMEDIES

      SECTION 9.1 DEFAULTS. Each of the following events is hereby declared to be an "Event of Default":

            (a) Payment of interest on any of the Bonds shall not be made when the same shall become due; or

            (b) Payment of the principal or redemption price of any of the Bonds shall not be made when the same shall become due, whether at maturity or upon call for redemption or otherwise; or

            (c) The Trustee receives written notice from the Credit Facility Issuer that an Event of Default under the Credit Agreement has occurred and has not been waived; or

            (d) The Trustee receives notice in writing from the Credit Facility Issuer that the Credit Facility Issuer has not been reimbursed for a drawing on or before the close of business on the tenth (10th) calendar day following a drawing under such Credit Facility to pay interest on the Bonds and that the interest portion of the Credit Facility will not be reinstated for the amount so drawn; or

            (e) Payment of the purchase price of any Bond tendered pursuant to
Section 2.3 hereof is not made when payment is due; or

            (f) The Issuer shall fail to duly and punctually perform any of the covenants, conditions, agreements and provisions contained in the Bonds or in this Indenture on the part of the Issuer to be performed other than as referred to in the preceding subsections of this Section.

      SECTION 9.2 ACCELERATION AND ANNULMENT THEREOF.

            (a) Subject to the requirement that, so long as the Credit Facility Issuer is performing under the Credit Facility, the consent of the Credit Facility Issuer to any acceleration must be obtained in the case of an Event of Default described in subsections (c) or (f) of Section 9.1 hereof, upon the occurrence of an Event of Default, the Trustee may, and upon (1) the written request of the Credit Facility Issuer, or (2) the occurrence of an Event of Default described in subsection (a), (b), (c), (d) or (e) of Section 9.1 hereof, the Trustee shall, by notice to the Issuer, declare the entire unpaid principal of and interest on the Bonds due and payable; and upon such declaration, the said principal, together with interest accrued thereon, shall become payable immediately at the place of payment provided therein, anything in the Indenture or in the Bonds to the contrary notwithstanding. The Trustee shall not be permitted to request receipt of indemnity to its satisfaction prior to such declaration of acceleration. Upon the occurrence of any acceleration hereunder, the Trustee, to the extent it has not already done so, shall immediately draw upon the Credit Facility to the extent permitted by the terms thereof. Interest on the Bonds shall cease to accrue upon receipt by the Trustee of funds drawn under the Credit Facility.

            (b) Immediately after any acceleration because of the occurrence of an Event of Default under Sections 9.1(a), (b), (c), (d), (e), or (f), the Trustee shall (immediately, and in no event within two Business Days thereafter) notify in writing the Issuer and the Credit Facility Issuer of the occurrence of such acceleration, immediately, and in no event later than two
(2) Business Days thereafter. Within five (5) days of the occurrence of any acceleration hereunder, the Trustee shall notify by first class mail, postage prepaid, the owners of all Bonds Outstanding of the occurrence of such acceleration.

            (c) If, after the principal of the Bonds has become due and payable, all arrears of interest upon the Bonds are paid by the Issuer, and the Issuer also pays the outstanding fees and expenses of the Trustee and the reasonable charges of the Bondholders, including reasonable attorneys' fees, then, and in every such case, the Credit Facility Issuer or a Majority of the Bondholders by written notice to the Issuer and to the Trustee, may annul such acceleration and its consequences, and such annulment shall be binding upon the Trustee and upon all owners of Bonds issued hereunder; provided, however, that the Trustee shall not annul any declaration without the written consent of the Credit Facility Issuer unless such acceleration has resulted from the failure of the Credit Facility Issuer to honor a proper draw for payment under the Credit Facility. Notwithstanding the foregoing, the Trustee shall not annul any acceleration which has resulted from an Event of Default under Section 9.1(d) hereof unless the Credit Facility has been




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

reinstated in accordance with its terms to an amount equal to the principal amount of the Bonds Outstanding plus one hundred and twenty (120) days' interest accrued thereon, and the Trustee has received written notice of such reinstatement from the Credit Facility Issuer. The Trustee shall forward a copy of any notice from Bondholders received by it pursuant to this paragraph to the Issuer.

      SECTION 9.3 OTHER REMEDIES. If any Event of Default occurs and is continuing, the Trustee, before or after the principal of the Bonds becomes immediately due and payable, may enforce each and every right granted to it under the Indenture and any supplements or amendments thereto. In exercising such rights and the rights given the Trustee under this Article 9, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 10.1 hereof, would best serve the interests of the Bondholders.

      SECTION 9.4 LEGAL PROCEEDINGS BY THE TRUSTEE.

      If any Event of Default has occurred and is continuing, the Trustee in its direction may, and upon the written request of the Credit Facility Issuer or the owners of not less than a Majority of the aggregate principal amount of the Outstanding Bonds and receipt of indemnity to its satisfaction shall, in its own name:

            (1) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders hereunder;

            (2) Bring suit upon the Bonds, the Credit Facility (but only to the extent the Credit Facility Issuer shall have wrongfully dishonored drawings made in strict conformity with the terms hereof); and

            (3) By action or suit in equity seek to enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

      SECTION 9.5 DISCONTINUANCE OF PROCEEDINGS BY THE TRUSTEE.

      If any proceeding commenced by the Trustee on account of any Event of Default is discontinued or is determined adversely to the Trustee, then, the Credit Facility Issuer, the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder as though no proceedings had been commenced.

      SECTION 9.6 CREDIT FACILITY ISSUER OR BONDHOLDERS MAY DIRECT PROCEEDINGS.

      Anything to the contrary in this Indenture notwithstanding, either the Credit Facility Issuer if a Credit Facility is in effect (and no default has occurred and is continuing under the Credit Facility), or a Majority of the Bondholders, if there is no Credit Facility in effect, shall have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudice the rights of minority Bondholders.

      SECTION 9.7 LIMITATIONS ON ACTIONS BY THE BONDHOLDERS.

            (a) No Bondholder shall have any right to bring suit on the Credit Facility. No Bondholder shall have any right to pursue any other remedy hereunder unless:

                  (1) the Trustee shall have been given written notice of an
            Event of Default;

                  (2) the owners of not less than a Majority of the aggregate principal amount of the Outstanding Bonds shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names;

                  (3) the Trustee shall have been offered indemnity
            satisfactory to it against costs, expenses and liabilities, except that no offer of indemnification shall be required for a declaration of acceleration under Section 9.2 hereof or for a drawing under the Credit Facility;

                  (4) the Trustee shall have failed to comply with such request within a reasonable time; and

                  (5) prior to the Conversion Date, the Credit Facility Issuer has failed to honor a proper draw request under the Credit
            Facility.

            (b) Notwithstanding the foregoing provisions of subsection (a) of this Section 9.7 or any other provision of this Indenture, the obligation of the Issuer shall be absolute and unconditional to pay hereunder, but solely from the Revenues and other funds pledged under this Indenture, the principal or redemption price of, and interest on, the Bonds to the respective owners thereof on the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such owners to enforce such payment.

      SECTION 9.8 TRUSTEE MAY ENFORCE RIGHTS WITHOUT POSSESSION OF THE Bonds. All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any




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

proceedings instituted by the Trustee shall be brought in its name for the ratable benefit of the owners of the Bonds.

      SECTION 9.9 REMEDIES NOT EXCLUSIVE. No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and subject to the Credit Agreement, each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

      SECTION 9.10 DELAYS AND OMISSIONS NOT TO IMPAIR RIGHTS. No delays or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article 9 may be exercised from time to time and as often as may be deemed expedient.

      SECTION 9.11 APPLICATION OF MONEYS IN THE EVENT OF DEFAULT.

            (a) Any moneys received by the Trustee under this Article 9 shall be applied in the following order; provided that any moneys received by the Trustee from a drawing under the Credit Facility shall be applied to the extent permitted by the terms thereof only as provided in paragraph (3) below with respect to the principal of, and interest accrued on, Bonds other than Bonds held by or for the Issuer:

                  (1) To the payment of the reasonable costs of the Trustee, including counsel fees and any disbursements of the Trustee, with interest thereon from the date of payment at the Overdue Rate, and their reasonable compensation; and

                  (2) To the payment of reasonable costs and expenses of the
            Issuer, including counsel fees, incurred in connection with the Event of Default; and

                  (3) To the payment of principal or redemption price (as the case may be) and interest on the Bonds, and in case such moneys shall be insufficient to pay the same in full, then to payment of principal or redemption price and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest.

            (b) The surplus, if any, shall be paid to the Issuer or the person lawfully entitled to receive the same as a court of competent jurisdiction may direct; provided that, if the Trustee has received payments on the Credit Facility following the Event of Default, the surplus shall be paid to the Credit Facility Issuer to the extent of such payments.

      SECTION 9.12 TRUSTEE AND BONDHOLDERS ENTITLED TO ALL REMEDIES UNDER THE FLORIDA LAW. It is the purpose of this Article 9 to provide such remedies to the Trustee and the Bondholders as may be lawfully granted under the laws of the State subject to the Credit Agreement, but should any remedy herein granted be held unlawful, the Trustee and the Bondholders shall nevertheless be entitled to every remedy provided by the laws of the State. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver appointed under applicable law.

      SECTION 9.13 TRUSTEE MAY FILE CLAIM IN BANKRUPTCY.

            (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relating to the Issuer or any other obligor upon the Bonds or to property of the Issuer or such other obligor or the creditors of any of them, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of an amount equal to overdue principal or interest or additional interest) shall be entitled and empowered, by intervention in such proceedings or otherwise.

                  (1) to file and prove a claim for the whole amount of
            principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such judicial proceeding; and

                  (2) to collect and receive any moneys or other property
            payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by the Bondholders to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.11 hereof.

            (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of the Bondholders, any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Bondholder thereof, or to authorize the Trustee to vote in respect of the claim of the Bondholders in any such proceeding.

            (c) All attorneys' fees received by the Trustee pursuant to any right given or action taken under this Indenture shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and the fees and expenses of the Trustee, be deposited in the Bond Fund and applied to the payment of the principal of, redemption premium, if any, and interest then due and unpaid on the Bonds in accordance with the provisions of this Indenture.

      SECTION 9.14 RECEIVER. Upon the occurrence of an Event of Default and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of




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

the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the amounts payable hereunder pending such proceedings, with such powers as the court making such appointment shall confer, whether or not any such amounts payable shall be deemed sufficient ultimately to satisfy the Bonds.

                                   ARTICLE 10
                             CONCERNING THE TRUSTEE

      SECTION 10.1 ACCEPTANCE OF THE TRUSTS. The Trustee hereby represents and warrants to the Issuer (for the benefit of the Bondholders) that it is a national banking association and that it is duly authorized under the laws of the United States of America to accept and execute trusts of the character herein set out.

      The Trustee accepts and agrees to execute the trusts imposed upon it by this Indenture, but only upon the terms and conditions set forth in this Article and subject to the provisions of this Indenture including the following express terms and conditions, to all of which the parties hereto and the Bondholders agree:

            (a) Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

            (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (c) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, and shall be entitled to act upon the opinion or advice of its Counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases be reimbursed hereunder for reasonable compensation paid to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trust hereof. The Trustee may conclusively rely upon an opinion of counsel and shall not be responsible for any loss or damage resulting from any action or non-action by it taken or omitted to be taken in good faith in reliance upon such opinion of counsel.

            (d) The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the authentication certificate of the Trustee endorsed on the Bonds), or for insuring the Trust Estate, or for the validity of the execution hereof by the Issuer or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds; and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any agreements or conditions on the part of the Issuer, except as hereinafter set forth; but the Trustee may require of the Issuer full information and advice as to the performance of the agreements and conditions aforesaid and as to the condition of the Trust Estate.

            (e) The Trustee shall not be liable in connection with the performance or nonperformance of its duties under this Indenture except for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                  (1) This subsection shall not be construed to limit the
            effect of subsection (a) of this Section 10.1;

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (3) The Trustee shall not be liable with respect to any
            action taken or omitted to be taken by it in good faith in accordance with the direction of a Majority of the Bondholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

            (f) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee, including without limitation Sections 10.2 and 10.3 hereof, shall be subject to the provisions of this Section 10.1.

      SECTION 10.2 TRUSTEE TO GIVE NOTICE.

            (a) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder, except failure by the Issuer to cause to be made any of the payments to the Trustee required to be made by Article 5 or failure by the Issuer to file with the Trustee any document required by this Indenture to be so filed, unless the Trustee shall be notified in writing of such default by the Issuer or by the holders of a Majority of the aggregate principal amount of Bonds then Outstanding or unless a responsible corporate trust officer of the Trustee charged with the responsibility for the management of the trusts conferred by this Indenture shall have actual knowledge of such default. All notices or other instruments required by this Indenture to be delivered to Trustee, must, in order to be effective, be delivered at the Principal Office of Trustee, and in the absence of such notice so delivered, Trustee may conclusively assume there is no Default except as aforesaid.

            (b) If a responsible trust officer of the Trustee charged with the responsibility for the management of the trusts conferred by this Indenture shall have actual knowledge of any Event of Default continuing hereunder, the Trustee shall give to all Bondholders and to the Credit Facility Issuer written notice of all such defaults within thirty (30) days after receipt of such information.

      SECTION 10.3 TRUSTEE ENTITLED TO INDEMNITY.

            (a) The Issuer shall indemnify the Trustee and its officers, directors and employees against any loss, liability, claims, damages, costs and expenses incurred by any thereof arising out of or in connection with the acceptance or administration of their duties under this Indenture, except as set forth in subsection (b) below. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Except where the Issuer is the claimant, the Issuer shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel.

            (b) The Issuer shall not be obligated to reimburse any expense or to indemnify against any loss or liability incurred by the Trustee through gross negligence or bad faith.

            (c) To secure the Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the lien of the Trustee for the benefit of the owners of the Bonds on all money or property held or collected by the Trustee, except for amounts drawn under the Credit Facility as to which the Trustee shall have no such lien. Such obligations shall survive the satisfaction and discharge of this Indenture.

            (d) When the Trustee incurs expenses or renders services after an Event of Default, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy law.

            (e) The Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as such Trustee, without indemnity, and in such case the Issuer shall reimburse the Trustee from funds available therefor under the Indenture for all costs and expenses, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith; provided, however, that the Trustee shall:

                  (1) make all payments hereunder of principal and redemption price of and interest on the Bonds and of the purchase price of Bonds tendered at the option of the owners thereof or purchased by the Issuer in lieu of redemption,

                  (2) accelerate the Bonds when required to do so hereunder
            other than at the direction of the Bondholders, and

                  (3) draw on the Credit Facility when required to do so
            hereunder,
each without the necessity of the Bondholders providing security or indemnity to the Trustee. If the Issuer shall fail to make reimbursement, the Trustee may reimburse itself from any moneys in its possession under the provisions of this Indenture (other than amounts drawn under the Credit Facility) and shall be entitled with respect thereto to a preference over the Bonds. The provisions of this Section 10.3 shall survive termination of this Indenture as well as the resignation or removal of the Trustee.

      SECTION 10.4 TRUSTEE NOT RESPONSIBLE FOR INSURANCE, TAXES, EXECUTION OF
                   THIS INDENTURE, ACTS OF THE ISSUER OR APPLICATION OF THE MONEYS APPLIED IN ACCORDANCE WITH THIS INDENTURE.

            (a) The Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Trustee shall not have responsibility in respect of the validity, sufficiency, due execution or acknowledgment of this Indenture or any supplements thereto or instruments of further assurance or the validity or sufficiency of the security provided hereunder or in respect of the validity of the Bonds or the due execution or issuance thereof. The Trustee shall not be under any obligation to see that any duties herein imposed upon any party other than itself, or any covenants herein contained on the part of any party other than itself to be performed, shall be done or performed, and the Trustee shall be under no liability for failure to see that any such duties or covenants are so done or performed.

            (b) The Trustee shall not be liable or responsible because of the failure of the Issuer or of any of its employees or agents to make any collections or deposits or to perform any act herein required of the Issuer or because of the loss of any moneys arising through the insolvency or the act or default or omission of any other depositary in which such moneys shall have been deposited under the provisions of this Indenture. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, withdrawn or transferred hereunder if such application, payment, withdrawal or transfer shall be made in accordance with the provisions of this Indenture. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with Section 6.2 hereof.

            (c) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct. The immunities and exemptions from liability of the Trustee hereunder shall extend to the directors, officers, employees and agents of the Trustee.

      SECTION 10.5 COMPENSATION. Subject to the provisions of any contracts relating to the compensation of the Trustee, the Issuer shall pay to the Trustee as administrative expenses its reasonable fees, charges and out-of-pocket expenses. In computing such compensation, the parties shall not be limited by any law on the compensation of an express trust. If the Issuer shall fail to make any payment required by this Section 10.5, the Trustee may, but shall be under no obligation to, make such payment from any moneys in its possession under the provisions of this Indenture and shall be entitled to a preference therefor over the Bonds hereunder; provided that no payments under this Section 10.5 shall be made with moneys drawn under the Credit Facility. When the Trustee incurs expenses or renders services after an Event of Default, the expenses and compensation for the services are intended to and shall constitute expenses of administration under any applicable bankruptcy law.

      SECTION 10.6 TRUSTEE TO PRESERVE RECORDS. All records and files pertaining to the Bonds the custody of the Trustee shall be open at all reasonable times to the inspection of the Issuer, the Credit Facility Issuer, and their agents and representatives.

      SECTION 10.7 TRUSTEE MAY BE A BONDHOLDER. The institution acting as Trustee under this Indenture, and directors, officers, employees or agents of the Trustee, may in good faith buy, sell, own, hold and deal in the Bonds issued under and secured by this Indenture, and may join in the capacity of a Bondholder in any action which any Bondholder may be entitled to take with like effect as if such institution were not the Trustee under this Indenture. To the extent permitted by law, such institution may also receive tenders and purchase in good faith Bonds from itself, including any department, affiliate or subsidiary, with like effect as if it were not the Trustee.

      SECTION 10.8 TRUSTEE NOT RESPONSIBLE FOR RECITALS. Except for the authentication of the Bonds by the Trustee, the recitals, statements and representations contained herein and in the Bonds shall be taken and construed as made by and on the part of the Issuer and not by the Trustee, and, except for the authentication of the Bonds by the Trustee, the Trustee shall not be under any responsibility for the correctness of the same.

      SECTION 10.9 NO RESPONSIBILITY FOR RECORDING OR FILING. The Trustee shall not be under any obligation to see to the recording or filing of this Indenture, any financing statements or any other instrument or otherwise to the giving to any person of notice of the provisions hereof or thereof.

      SECTION 10.10 TRUSTEE MAY REQUIRE INFORMATION. Except for the obligations of the Trustee under Section 10.1 hereof, the obligations of the Trustee to make payments on the Bonds when due, and to draw under the Credit Facility as required hereunder, anything contained in this Indenture to the contrary notwithstanding, the Trustee shall have the right, but shall not be required, to demand, as a condition of any action by the Trustee, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that required by the terms hereof.

      SECTION 10.11 TRUSTEE MAY RELY ON CERTIFICATES. The Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith and in accordance with the terms of this Indenture, upon any ordinance, resolution, order, notice, request, consent, waiver, certificate, statement, instrument, opinion, affidavit, requisition, bond or other paper or document which it shall in good faith believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture, or upon the written opinion of any attorney, engineer, accountant or other expert believed by it to be qualified in relation to the subject matter, and the Trustee shall not be under any duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

      SECTION 10.12 TRUSTEE BOND. The Trustee shall not be required to give any bond or surety in respect to the execution of its rights and obligations hereunder.

      SECTION 10.13 SEGREGATION OF FUNDS; INTERESTS. All moneys received by the Trustee shall, until used or applied or invested as herein provided, be held in trust in the manner and for the purposes for which they were received but need not be segregated from other funds except to the extent required by this Indenture or law. The Trustee shall not be under any liability for interest on any moneys received hereunder.

      SECTION 10.14 QUALIFICATION OF THE TRUSTEE. There shall at all times be a Trustee hereunder which shall be an association or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws and the applicable laws of the State to exercise corporate trust powers and act as Bond Registrar hereunder, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000), and subject to supervision or examination by federal or state authority. If such association or corporation is not a commercial bank or trust company, it shall also have a rating by Moody's (if the Bonds are then rated by Moody's) of BAA 3/P3 or higher, or by S&P (if the Bonds are then rated by S&P) of Baa/A3 or higher or shall otherwise be approved in writing by Moody's or S&P, as the case may be. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.14, the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.14, it shall resign immediately in the manner and with the effect specified in Section
10.15 hereof.

      SECTION 10.15 RESIGNATION AND REMOVAL OF THE TRUSTEE.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 10.14 hereof.




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

            (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by an instrument or instruments in writing to the Trustee, with copies to the Issuer, signed by a Majority of the Bondholders or by their attorneys, legal representatives or agents and delivered to the Trustee and the Issuer (such instruments to be effective only when received by the Trustee).

            (d) If at any time:

                  (1) the Trustee shall cease to be eligible under Section
            10.14 hereof and shall fail to resign after written request therefor by the Issuer or by a Majority of the Bondholders, or

                  (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of the property of the Trustee shall be appointed or any public officer shall take charge or control of the Trustee or of the property or affairs for the purpose of rehabilitation, conservation or liquidation of the Trustee, then, in any such case, the Issuer may remove the Trustee, or any Bondholder may petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Majority of the Bondholders delivered to the Issuer and the resigning or removed Trustee, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment, become the successor Trustee, and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer and accepted appointment in the manner hereinafter provided, any Bondholder, if he has been a bona fide owner of a Bond for at least six (6) months, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Issuer shall cause the successor Trustee to give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to each Bondholder. Each notice shall include the name and address of the principal corporate trust office of the successor Trustee.




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

      SECTION 10.16 SUCCESSOR TRUSTEE.

            (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Issuer, an instrument in writing accepting such appointment hereunder, and thereupon and upon transfer of the Credit Facility to the successor Trustee, such successor Trustee without any further act, shall become fully vested with all the rights, immunities, powers and trusts, and subject to all the duties and obligations, of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor or of the Issuer and upon payment of the expenses, charges and other disbursements of such predecessor which are payable pursuant to the provisions of Section 10.5 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, immunities, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all property and moneys held by it hereunder to its successor, subject, nevertheless, to its preference, if any, provided for in Sections 10.3 and 10.5 hereof. Should any instrument in writing from the Issuer be required by any successor Trustee for more full and certain vesting in such Trustee the rights, immunities, powers and trusts hereby vested or intended to be vested in the predecessor Trustee, any such instrument in writing shall and will, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article, shall be filed and/or recorded by the successor Trustee in each recording office where this Indenture and the financing statements have been filed and/or recorded.

            (b) Notwithstanding any of the foregoing provisions of this Article, any bank or trust company having power to perform the duties and execute the trusts of this Indenture and otherwise qualified to act as Trustee hereunder with or into which the bank or trust company acting as Trustee may be merged or consolidated, or to which the assets and business of such bank or trust company may be sold, shall be deemed the successor of the Trustee; provided, however, that any sale of trust assets, if any, other than as part of all other assets of the bank or trust company being sold shall be deemed a resignation pursuant to Section 10.15 hereof.

      SECTION 10.17 CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of certain banking corporations or associations to transact business as trustee as contemplated herein in such jurisdiction. It is recognized that in case of litigation under this Indenture and in particular in case of the enforcement of the security interest contained in this Indenture upon the occurrence of an Event of Default, it may be necessary that the Trustee appoint an additional individual or institution as a separate Trustee or Co-Trustee, which shall be satisfactory to the Issuer. The following provisions of this
Section 10.17 are adapted to these ends:

            (a) In the event of the incapacity or lack of authority of the Trustee by reason of any present or future law of any jurisdiction to exercise any of the rights, powers and trusts herein granted to the Trustee or to hold title to or a security interest in the Trust Estate or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect




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

thereto shall be exercisable by and vest in such separate Trustee or Co-Trustee but only to the extent necessary to enable the separate Trustee or Co-Trustee to exercise such rights, powers and trusts, and every covenant and obligation necessary to the exercise thereof shall run to and be enforceable by such separate Trustee or Co-Trustee.

            (b) Should any deed, conveyance or instrument in writing from the Issuer be required by the separate Trustee or Co-Trustee so appointed by the Trustee in order to more fully and certainly vest in and confirm to it such properties, rights, powers, trusts, duties and obligations any and all such deeds, conveyances and instruments shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate Trustee or Co-Trustee or a successor to either, shall die, be dissolved, become incapable of action, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Trustee or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate Trustee or Co-Trustee.

      SECTION 10.18 NOTICE TO MOODY'S OR S&P. At any time during which the Bonds are rated by Moody's or S&P, the Trustee, to the extent it has knowledge of the following, shall notify Moody's or S&P, as applicable, promptly of:

            (a) any change in the Trustee,

            (b) the expiration or termination of the Credit Facility during the Variable Rate Period or the provision of an Alternate Credit Facility in accordance with the terms of this Indenture,

            (c) a change in the interest rate borne by the Bonds from a Variable Rate to a Fixed Rate,

            (d) the payment of all of the Bonds, or

            (e) any material change to this Indenture or the Credit Agreement.




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

                                   ARTICLE 11
                  EXECUTION OF INSTRUMENTS BY THE BONDHOLDERS
                      AND PROOF OF OWNERSHIP OF THE BONDS

      SECTION 11.1 EXECUTION OF INSTRUMENTS BY THE BONDHOLDERS AND PROOF OF
                   OWNERSHIP OF THE BONDS.

            (a) Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by a Bondholder may be signed or executed by the Bondholder or its attorneys or legal representatives. Proof of the execution of any such instrument and of the ownership of the Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by the Trustee under such instrument if made in the following manner:

            The fact and date of the execution by any person of any such instrument may be proved by the verification of any officer in any jurisdiction who, by the laws thereof, has power to take affidavits within such jurisdiction, to the effect that such instrument was subscribed and sworn to before him, or by an affidavit of a witness to such execution, and where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such verification or affidavit shall also constitute sufficient proof of his authority.

            (b) Nothing contained in this Section 11.l shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may be sufficient. Any request or consent of a Bondholder shall bind every future owner of the Bond(s) to which such request or consent pertains or any Bond(s) issued in lieu thereof in respect of anything done by the Trustee pursuant to such request or consent.

            (c) Notwithstanding any of the foregoing provisions of this Section 11.1, the Trustee shall not be required to recognize any person as an owner of Bonds or to take any action at such owner's request unless the Bonds shall be deposited with the Trustee.

      SECTION 11.2 PRESERVATION OF INFORMATION. The Trustee shall preserve in the Bond Register, in as current a form as is reasonably practicable, the name and address of each Bondholder received by the Trustee in its capacity as Bond Registrar.




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

                                   ARTICLE 12
                           THE REMARKETING AGENT; THE
                       TENDER AGENT; THE PLACEMENT AGENT

      SECTION 12.1 THE REMARKETING AGENT.

            (a) The Issuer hereby appoints First Union Capital Markets Corp., with its corporate office in Charlotte, North Carolina, as Remarketing Agent under this Indenture. The Remarketing Agent and any successor Remarketing Agent, by written instrument delivered to the Issuer and the Trustee, shall accept the duties and obligations imposed on it under this Indenture and the Remarketing Agreement.

            (b) In addition to the other obligations imposed on the Remarketing Agent hereunder, the Remarketing Agent shall agree to keep such books and records in connection with its activities as Remarketing Agent hereunder as shall be consistent with prudent industry practice and make such books and records available for inspection by the Issuer, the Trustee and the Credit Facility Issuer at all reasonable times.

            (c) The Remarketing Agent shall at all times be a member of the National Association of Securities Dealers, Inc. and registered as a Municipal Securities Dealer under the Securities Exchange Act of 1934, as amended, or a national banking association or a bank or a trust company, in each case authorized by law to perform its obligations hereunder.

            (d) If at any time the Remarketing Agent is unable or unwilling to act as Remarketing Agent, the Remarketing Agent, upon thirty (30) Business Days' prior written notice to the Issuer, the Trustee, the Credit Facility Issuer and the Tender Agent, may resign. The Remarketing Agent may be removed at any time by the Issuer, by written notice signed by the Issuer delivered to the Trustee, the Remarketing Agent, the Credit Facility Issuer and the Tender Agent. Upon resignation or removal of the Remarketing Agent, the Issuer, shall appoint a substitute Remarketing Agent meeting the qualifications of Section 12.1(c) above.

            (e) In the event that the Issuer shall fail to appoint a successor Remarketing Agent, upon the resignation or removal of the Remarketing Agent or upon its dissolution, insolvency or bankruptcy, the Trustee may, but is not required to, appoint a Remarketing Agent or may itself act as Remarketing Agent until the appointment of a successor Remarketing Agent in accordance with this
Section 12.1; provided, however, that the Trustee, in its capacity as Remarketing Agent, shall not be required to sell Bonds or determine the interest rate on the Bonds pursuant to Section 2.2 hereof.




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

      SECTION 12.2 THE TENDER AGENT.

            (a) The Issuer hereby appoints as Tender Agent under this Indenture First Union National Bank, which agent has a corporate trust office in Nashville, Tennessee. The Tender Agent and any successor Tender Agent, by written instrument delivered to the Issuer, and the Trustee, shall accept the duties and obligations imposed on it under this Indenture.

            (b) The Tender Agent shall at all times be a member of the National Association of Securities Dealers, Inc. having a capitalization of at least Fifteen Million Dollars ($15,000,000) and a rating by Moody's (if the Bonds are then rated by Moody's) of BAA 3/P3 or higher or a national banking association or a bank or a trust company having capital and surplus of at least $50,000,000, in each case authorized by law to perform its obligations hereunder.

            (c) If at any time the Tender Agent is unable or unwilling to act as Tender Agent, the Tender Agent, upon sixty (60) days' prior written notice to the Issuer, the Trustee, and the Remarketing Agent, may resign; provided, however, that in no case shall such resignation become effective until the appointment of a successor Tender Agent. The Tender Agent may be removed at any time by the Issuer, by written notice signed by the Issuer delivered to the Trustee, the Remarketing Agent, the Credit Facility Issuer and the Tender Agent; provided, however, that in no case shall such removal become effective until the appointment of a successor Tender Agent. Upon resignation or removal of the Tender Agent, the Issuer, shall appoint a substitute Tender Agent meeting the qualifications of Section 12.2(b) above.

            (d) In the event that the Issuer shall fail to appoint a successor Tender Agent, upon the resignation or removal of the Tender Agent or upon its dissolution, insolvency or bankruptcy, the Trustee may at its discretion, but is not required to, act as Tender Agent until the appointment of a successor Tender Agent in accordance with this Section 12.2.

      SECTION 12.3 THE PLACEMENT AGENT. The Placement Agent shall be a member of the National Association of Securities Dealers, Inc. and registered as a Municipal Securities Dealers under the Securities Exchange Act of 1934, as amended, or a national banking association or a bank or trust company, in each case authorized by law to perform its obligations described in Section 2.2(e) hereof.

      SECTION 12.4 NOTICES. The Trustee shall, within thirty (30) days of the resignation or removal of the Remarketing Agent or the Tender Agent or the appointment of the Placement Agent or a successor Remarketing Agent or a successor Tender Agent, give notice thereof by first class mail, postage prepaid, to the owners of the Bonds.




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

                                   ARTICLE 13
                           AMENDMENTS AND SUPPLEMENTS

      SECTION 13.1 AMENDMENTS AND SUPPLEMENTS WITHOUT THE BONDHOLDERS' CONSENT. This Indenture may be amended or supplemented at any time and from time to time, without the consent of the Bondholders, but with the consent of the Issuer and the Credit Facility Issuer, if a Credit Facility is in effect (and no default has occurred and is continuing under the Credit Facility), by a supplemental indenture authorized by a resolution of the Issuer filed with the Trustee, for one or more of the following purposes:

            (a) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

            (b) for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the owners of the Bonds;

            (c) to permit the Bonds to be converted during the Variable Rate Period to certificateless securities or securities represented by a master certificate held in trust, ownership of which, in either case, is evidenced by book entries on the books of the Bond Registrar, for any period of time;

            (d) to permit the appointment of a Co-Trustee under this Indenture;

            (e) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, as amended;

            (f) except as otherwise provided in Section 13.2 hereof, to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to obtain a rating of the Bonds from Moody's or S&P; and

            (g) to amend the administrative provisions hereof to accommodate the provisions of an Alternate Credit Facility.

      Notwithstanding the foregoing, prior to the making of any amendment or supplement as described in the preceding paragraph, the Issuer shall provide the Trustee, and during the Variable Rate Period (if no default has occurred and is continuing under the Credit Facility) the Credit Facility Issuer, with:

                  (1) a copy of the proposed amendment or supplement, and

                  (2) an opinion of counsel to the effect that such amendment or supplement will not adversely affect the interests of the Bondholders.

Notwithstanding the foregoing, the Indenture may be amended or supplemented as provided in this Section 13.1 to such extent as may be necessary to obtain a rating of the Bonds from Moody's or S&P without providing the opinion of counsel specified in paragraph (2) above.

      SECTION 13.2 AMENDMENTS WITH THE BONDHOLDERS' AND THE CREDIT FACILITY
                   ISSUER'S CONSENT.

            (a) This Indenture may be amended from time to time, except with respect to:

                  (1) the principal, redemption price, purchase price, or
            interest payable upon any Bonds,

                  (2) the Interest Payment Dates, the dates of maturity or the redemption or purchase provisions of any Bonds, and

                  (3) this Article 13,

by a supplemental indenture authorized by the Issuer filed with the Trustee and consented to by the Credit Facility Issuer if a Credit Facility is in effect (and no default has occurred and is continuing under the Credit Facility), by the Issuer and approved by a Majority of the Bondholders which would be affected by the action proposed to be taken.

            (b) This Indenture may be amended with respect to the matters enumerated in paragraphs (1) through (3) of subsection (a) of this Section with the unanimous consent of all Bondholders, the Credit Facility Issuer if a Credit Facility is in effect (and no default has occurred and is continuing under the Credit Facility) and the Issuer.

            (c) Notwithstanding the foregoing provisions of this Section 13.2, prior to the making of any amendment or supplement as described in this Section 13.2, the Issuer shall provide the Trustee, and during the Variable Rate Period (if no default has occurred and is continuing under the Credit Facility) the Credit Facility Issuer, with a copy of the proposed amendment or supplement. Notwithstanding the foregoing, the Indenture may be amended or supplemented as provided in this Section 13.2 to such extent as may be necessary to obtain a rating of the Bonds from Moody's or S&P.

      SECTION 13.3 SUPPLEMENTAL INDENTURES AFFECTING THE RIGHTS OF THE CREDIT FACILITY ISSUER. Anything herein to the contrary notwithstanding, a supplemental indenture under this Article 13 which in the judgment of the Credit Facility Issuer if a Credit Facility is in effect (and no default has occurred and is continuing under the Credit Facility) adversely affects the rights of the Credit Facility Issuer shall not become effective unless or until the Credit Facility Issuer shall have consented to the execution and delivery thereof.




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

      SECTION 13.4 TRUSTEE AUTHORIZED TO JOIN IN AMENDMENTS AND SUPPLEMENTS; RELIANCE ON COUNSEL. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture or amendment permitted by this Article 13 and in so doing shall be fully protected by an opinion of Counsel that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done; provided that certain amendments may, by agreement between the Trustee and the Credit Facility Issuer, require the prior consent of the Credit Facility Issuer.

                                   ARTICLE 14
                           DEFEASANCE; OTHER PAYMENTS

      SECTION 14.1 DEFEASANCE.

            (a) When the principal or redemption price (as the case may be) of, and interest on all Bonds issued hereunder have been paid, including without limitation the purchase price for Bonds tendered under Section 2.2 hereof, or provision has been made for payment of the same, together with the compensation of the Trustee and all other sums payable hereunder by the Issuer, the right, title and interest of the Trustee in and to the Trust Estate and the security interests shall thereupon cease, and the Trustee, on written demand of the Issuer, shall release this Indenture and the security interests and shall execute such documents to evidence such release as may be reasonably required by the Issuer and shall turn over to, or to such person, body or authority as may be entitled to receive the same all balances then held by the Trustee hereunder; provided, that, if any payments have been received by the Trustee derived from draws by the Trustee under the Credit Facility in connection with such release, such balances shall be paid to the Credit Facility Issuer to the extent of such payments. If payment or provision therefor is made with respect to less than all of the Bonds, the particular Bonds (or portion thereof) for which provision for payment shall have been considered made shall be selected by lot by the Trustee and thereupon the Trustee shall take similar action for the release of this Indenture with respect to such Bonds. Notwithstanding anything to the contrary contained herein, Bonds purchased at the option of the owners thereof with moneys held by the Trustee pursuant to this Article 14 shall not be remarketed but shall be canceled by the Trustee. PROVIDED, HOWEVER, THE BONDS ARE NOT SUBJECT TO DEFEASANCE UNDER ARTICLE 14 WHILE THE BONDS BEAR INTEREST AT THE VARIABLE RATE.

            (b) Provision for the payment of Bonds shall be deemed to have been made when the Trustee holds in the Bond Fund, in trust and irrevocably set aside exclusively for such payment, (1) moneys sufficient to make such payment provided that if a Credit Facility is then held by the Trustee, such moneys shall constitute Available Moneys or (2) noncallable Governmental Obligations maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys without reinvestment to make such payment; provided that if a Credit Facility is then held by the Trustee, such Governmental Obligations shall have been on deposit with the Trustee in a separate and segregated account for a period of one hundred twenty-seven (127) days during and prior to which no Event of Bankruptcy has occurred or which Governmental Obligations were purchased with Available Moneys.

            (c) No Bonds in respect of which a deposit under subsection (b) above has been made shall be deemed paid within the meaning of this Article unless the Trustee is satisfied that the amounts deposited are sufficient to make all payments that might become due on the Bonds, including purchase price payments for Bonds tendered at the option of the owners or purchased by the Issuer in lieu of redemption, if any. Notwithstanding the foregoing, no delivery to the Trustee under this subsection (c) shall be deemed a payment of any Bonds which are to be redeemed prior to their stated maturity until such Bonds shall have been irrevocably called or designated for redemption on a date thereafter on which such Bonds may be redeemed in accordance with the provisions of this Indenture or the Issuer shall have given the Trustee, in form satisfactory to the Trustee, irrevocable instructions to give notice of redemption. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal of, redemption price of, purchase price if applicable of, and interest on the Bonds with respect to which such deposit has been made. In the event that such moneys or obligations are to be applied to the payment of principal or redemption price of any Bonds more than sixty (60) days following the deposit thereof with the Trustee, the Trustee shall mail a notice stating that such moneys or obligations have been deposited and identifying the Bonds for the payment of which such moneys or obligations are being held to all owners of such Bonds at their addresses shown on the Bond Register.

            (d) Anything in Article 14 to the contrary notwithstanding, if moneys or Governmental Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of the principal or redemption price, including purchase price if applicable, of the Bonds and the interest thereon and such moneys or Governmental Obligations do not constitute Available Moneys, no amendment to the provisions of this Article shall be made without the consent of the owner of each of the Bonds affected thereby.

            (e) Notwithstanding the foregoing, those provisions relating to the purchase of Bonds upon the demand of any Bondholders, the maturity of Bonds, interest payments and dates thereof, and the dates, premiums and notice requirements for optional and mandatory redemption or purchase and the Trustee's remedies with respect thereto, and provisions relating to exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non- presentment of Bonds, the holding of moneys in trust and repayments to the Issuer or the Credit Facility Issuer from the Bond Fund and the duties of the Trustee in connection with all of the foregoing and the fees, expenses and indemnities of the Trustee, shall remain in effect and shall be binding upon the Trustee, the Issuer and the Bondholders notwithstanding the release and discharge of the lien of this Indenture.

      SECTION 14.2 DEPOSIT OF FUNDS FOR PAYMENT OF THE BONDS. If the principal or redemption price of any Bonds to become due, either at maturity or by call for redemption or otherwise, together with all interest accruing thereon to the due date, has been paid or provision therefor made in accordance with Section 14.1 hereof, all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds, and the Trustee shall hold such funds in trust for such owners.

      SECTION 14.3 EFFECT OF PURCHASE OF THE BONDS. No purchase of Bonds pursuant to Section 3.3 hereof shall be deemed to be a payment or redemption of such Bonds or any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

      SECTION 15.1 COVENANTS OF THE ISSUER TO BIND ITS SUCCESSORS. In the event of the dissolution of the Issuer, all of the covenants, stipulations, obligations and agreements contained in this Indenture by or in behalf of or for the benefit of the Issuer shall bind or inure to the benefit of the successor or successors of the Issuer from time to time and any officer, board, commission, authority, agency or instrumentality to whom or to which any power or duty affecting such covenants, stipulations, obligations and agreements shall be transferred by or in accordance with law, and the term "Issuer" as used in this Indenture shall include such successor or successors.

      SECTION 15.2 NOTICES.

            (a) Any notice, demand, direction, request or other instrument authorized or required by this Indenture to be given or filed with the Issuer, the Trustee or the Credit Facility Issuer shall be in writing and shall be deemed given or filed for all purposes of this Indenture when delivered by hand delivery, sent via overnight courier service or mailed by first class mail, postage prepaid, registered or certified mail, addressed as follows:

                  (1) if to the Issuer, First Security Bank, National
            Association, 79 South Main Street, 3rd Floor, Salt Lake City, Utah 84111;

                       with a copy to Sterile Recoveries, Inc., 28100 U.S. Highway 19N, Suite 201, Clearwater, Florida 33074

                  (2) if to the Trustee, to First Union National Bank, 150 4th
            Avenue North, 2nd Floor, Nashville, Tennessee 37219, Attention:
            Corporate Trust Department;

                  (3) if to any successor Trustee or Co-Trustee, addressed to it at its principal corporate trust office, Attention:
            Corporate Trust Department;

                  (4) if to the Bank, to First Union National Bank, 100 South
            Ashley Drive, Suite 1000, Tampa, Florida 33602;

                  (5) if to any Credit Facility Issuer (other than the Bank), addressed to it at its principal office,

and if sent by telegraph, telegram report of delivery requested, or telecopy, addressed as above, at the time and date appearing on the report of delivery. Notwithstanding the foregoing, the delivery of Bonds, Optional Tender Notices, or Optional Retention Notices to the Trustee or Tender Agent if made by telegraph, telegram or telecopy, must be made by delivery of the hard copy by overnight delivery on the date of delivery of such telegraph, telegram or telecopy and shall not be effective until actual receipt thereof by the Trustee or the Tender Agent, as the case maybe.

            (b) A duplicate copy of each notice or other communication given hereunder by either the Issuer or the Trustee shall also be given to the other party by the Issuer.

            (c) All documents received by the Trustee under the provisions of this Indenture, or photographic copies thereof, shall be retained in its possession until this Indenture shall be released in accordance with the provisions of the Indenture, subject at all reasonable times to the inspection of the Issuer and the agents and representatives thereof.

            (d) The Issuer, the Trustee and the Credit Facility Issuer may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

      SECTION 15.3 TRUSTEE AS THE PAYING AGENT AND THE BOND REGISTRAR. The Trustee is hereby designated and agrees to act as Paying Agent and Bond Registrar for and in respect of the Bonds and any amounts received under the Credit Facility.

      SECTION 15.4 RIGHTS UNDER THIS INDENTURE. Except as herein otherwise expressly provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto, the Issuer and the owners of the Bonds issued under and secured by this Indenture, any benefit of this Indenture or any provisions hereof, this Indenture and all its provisions being intended to be and being for the sole and exclusive benefit of the parties hereto, the Issuer and the owners from time to time of the Bonds issued hereunder.

      SECTION 15.5 FORM OF CERTIFICATES AND OPINIONS. Except as otherwise provided in this Indenture, any request, notice, certificate or other instrument from the Issuer to the Trustee shall be deemed to have been signed by the proper party or parties if signed by the Issuer Representative.

      SECTION 15.6 SEVERABILITY. In case any one or more of the provisions of this Indenture or of the Bonds issued hereunder shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture or of the Bonds, but this Indenture and the Bonds shall be construed and enforced as if such illegal or invalid provision had not been contained therein. In case any covenant, stipulation, obligation or agreement of the Issuer contained in this Indenture or in the Bonds shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement of the Issuer shall be given effect to the full extent permitted by law.

      SECTION 15.7 STATE LAW GOVERNS This Indenture shall be governed by and construed in accordance with the laws of the State.

      SECTION 15.8 PAYMENTS DUE ON DAYS OTHER THAN BUSINESS DAYS. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of the Bonds shall be in the city of payment a day other than a Business Day, then payment of interest or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, provided that interest shall accrue for the period of any such extension.

      SECTION 15.9 EXECUTION IN COUNTERPARTS. This Indenture may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute but one and the same instrument, and no one counterpart of which need be executed by all parties.

      IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed in its name and on its behalf by an officer of the managing general partner of the Issuer, and the Trustee has caused this Indenture to be executed in its name and on its behalf by a vice president or trust officer, all as of the date and year first above written.

                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION, not individually, but
                                    solely, as Owner Trustee of SRI Realty
                                    Trust 1998-1


                                    By: __________________________________
                                        Name:
                                        Title:


                                    FIRST UNION NATIONAL BANK,
                                    as Trustee


                                    By: _________________________________
                                        Caroline Oakes
                                        Title:

                                   EXHIBIT A

                              NOTICE OF CONVERSION

[Name and Address of Owner]

      Re: $5,200,000 SRI Realty Trust 1998-1 Taxable Variable Rate Demand Bonds, Series 1999

      The undersigned officer of First Union National Bank, as Trustee with respect to the captioned Bonds, pursuant to the provisions of Section 2.2(e) of that certain Trust Indenture (the "Indenture"), dated as of June 1, 1999, between SRI Realty Trust 1998-1 and the Trustee, hereby notifies you that the interest rate borne by the captioned Bonds shall be converted from the Variable Rate to the Fixed Rate, as follows (capitalized terms used herein shall have the meanings provided in the Indenture):

      1.    The Conversion Date is ____________________

      2.    The Placement Agent is First Union Capital Markets.

      3. All Owners of Bonds are required to tender their Bonds on the Conversion Date to the Tender Agent, at the address set forth below, for purchase on the Conversion Date. In the event any owner of Bonds shall fail to tender such owner's Bonds for purchase on the Conversion Date, such Bonds shall be deemed to have been tendered for purchase on the Conversion Date.

      4.    The address of the Tender Agent is as follows:

                  First Union National Bank
                  150 4th Avenue North, 2nd Floor
                  Nashville, Tennessee 37219
                  Attention: Corporate Trust Department

      5. After the tenth day preceding the Conversion Date, you will not be entitled to tender any Bond for purchase pursuant to the Optional Tender Provisions of Section 2.3 of the Indenture.

      6. In order to receive payment of the purchase price of any Bond which is deemed to have been tendered, you must deliver such Bond to the office of the Tender Agent shown above before 10:00 a.m. (prevailing Eastern time) on the Conversion Date.

      7. Interest on any Bond will be payable only to (but not including) the Conversion Date.

      8. Depending on market conditions, the Fixed Rate may be higher but in no event lower than the Preliminary Fixed Rate.

      9. After the Conversion Date, payment on the Bonds will be supported by a Credit Facility and the provider of such Credit Facility is
            ____________________.

      10. The rating on the Bonds (if any) may be reduced or withdrawn on the Conversion Date.

      11. All owners of Bonds who desire to retain such Bonds must deliver an Optional Retention Notice (the form of which is attached as Exhibit A to the Bond) to the Trustee by the tenth (10th) day preceding the Conversion Date (or the next succeeding Business Day if such date is not a Business Day) or be deemed to have tendered their Bonds for purchase and must deliver the Bonds to the Trustee on or before the Conversion Date to be stamped with the legend contained in Section 2.2(e)(8) of the Indenture.

            This _____ day of __________,

                        FIRST UNION NATIONAL BANK,
                        as Trustee

                        ___________________________________________
                        Title:

A copy of this Notice has been delivered to the Tender Agent at the address above.

                                  EXHIBIT "B"

$ ________                                                         No. _________

                          REQUISITION AND CERTIFICATE

                              ______________, ____

First Union National Bank, as Trustee
150 4th Avenue North, 2nd Floor
Nashville, Tennessee 37219
Attention: Corporate Trust Department

        Re: $5,200,000 SRI Realty Trust 1998-1 Taxable Variable Rate Demand
            Bonds, Series 1999

Ladies and Gentlemen:

        On behalf of SRI Realty Trust 1998-1 (the "Issuer"), I hereby requisition, from the Project Fund representing the proceeds of the sale of the $5,200,000 SRI Realty Trust 1998-1 Taxable Variable Rate Demand Bonds, Series 1999 and dated June ___, 1999 (the "Bonds"), in accordance with the Trust Indenture (the "Indenture"), dated as of June 1, 1999, from the Issuer to you the sum of $__________________ from the Project Fund to be used to pay to the payees the amounts designated on the schedule attached hereto.



                                          Issuer Representative



APPROVED BY:___________________________________
Authorized Officer of FIRST UNION NATIONAL BANK

                SCHEDULE TO REQUISITION AND CERTIFICATE NO. ____

Payee                         Item                    Amount
-----                         ----                    ------

                                   EXHIBIT C

                                 [Form of Bond]

                                                                     CUSIP ____

[The legend in the two paragraphs immediately following shall appear so long as the Book-Entry System described in Section 2.14 of the Indenture has not been discontinued.]

THE ISSUER HAS ESTABLISHED A BOOK ENTRY SYSTEM OF REGISTRATION FOR THIS BOND. EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN THE INDENTURE, CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), WILL BE THE REGISTERED OWNER AND WILL HOLD THIS BOND ON BEHALF OF EACH BENEFICIAL OWNER HEREOF. BY ACCEPTANCE OF A CONFIRMATION OF PURCHASE, DELIVERY OR TRANSFER, EACH BENEFICIAL OWNER OF THIS BOND SHALL BE DEEMED TO HAVE AGREED TO SUCH ARRANGEMENT. CEDE & CO., AS REGISTERED OWNER OF THIS BOND, MAY BE TREATED AS THE OWNER OF IT FOR ALL PURPOSES.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS BOND MAY BE TENDERED FOR PURCHASE AS DESCRIBED HEREIN. DELIVERY OF AN OPTIONAL TENDER NOTICE WITH RESPECT TO THIS BOND CONSTITUTES AN IRREVOCABLE OFFER TO SELL THIS BOND ON THE DATE SPECIFIED THEREIN AND IS BINDING ON SUBSEQUENT OWNERS OF THIS BOND. IN THE EVENT THE OWNER OF THIS BOND FAILS TO DELIVER THIS BOND TO THE TENDER AGENT ON THE SPECIFIED DATE, THE OWNER HEREOF SHALL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFITS OF THE INDENTURE. THIS BOND ALSO IS SUBJECT TO MANDATORY TENDER AND PURCHASE AS DESCRIBED HEREIN.

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IT MAY NOT BE TRANSFERRED NOR MAY THE EXTENT OF ITS REGISTRATION BE REDUCED, WITHOUT OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE ISSUER REFERRED TO IN THIS BOND TO THE EFFECT THAT SUCH TRANSFER OR CHANGE IN THE EXTENT OF REGISTRATION WILL NOT VIOLATE APPLICABLE SECURITIES LAWS.

                            SRI REALTY TRUST 1998-1
                TAXABLE VARIABLE RATE DEMAND BONDS, SERIES 1999

               CUSIP NUMBER:___________                           No. R___

Registered Owner: ________________________

Principal Amount: ________________________

Maturity Date: _______________________

Initial Interest Rate: _________%

Interest Payment Dates: The first Business Day of each February, May, August and November commencing the first Business Day of August, 1999, and ending on the Maturity Date, the Conversion Date (hereinafter defined) and the Maturity Date.

Original Delivery Date: _________________

      First Security Bank, National Association, not individually, but solely as Owner Trustee of SRI Realty Trust 1998-1 (herein called the "Issuer"), for value received, hereby promises to pay (but only from the sources hereinafter mentioned) to the Registered Owner set forth above, or registered assigns, the Principal Amount set forth above on the Maturity Date set forth above and to pay (but only from the sources hereinafter mentioned) interest thereon from the Interest Payment Date immediately preceding the Date of Authentication endorsed hereon, unless this Bond is authenticated on an Interest Payment Date in which event it will bear interest from such date or unless it is authenticated prior to the first Business Day of June, 1999, in which event it will bear interest from the Date of Authentication, payable on each Interest Payment Date, until payment of said principal sum has been made or provided for, at the rate or rates per annum set forth below. Principal and interest and premium, if any, will be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. Interest will be paid by check mailed on the Interest Payment Date to the person in whose name this Bond is registered at the close of business on the Regular Record Date (as hereinafter defined) immediately preceding such Interest Payment Date; provided, however, that interest will also be payable by wire transfer to the account at a member bank of the Federal Reserve System of any registered owner of Bonds in the aggregate principal amount of One Million Dollars ($1,000,000) or more at the written request (identifying such account by number) of such owner received by the Trustee (as hereinafter defined) on or before the Regular Record Date. While the Bonds bear interest at the Variable Rate (as hereinafter defined), the Regular Record Date will be the close of business on the Business Day immediately preceding each Interest Payment Date. While the Bonds bear interest at the Fixed Rate (as hereinafter defined), the Regular Record Date will be the fifteenth (15th) day of the calendar month immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the owner on such Regular Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date (as defined in the Indenture (hereinafter defined)) for the payment of such defaulted interest to be fixed by the Trustee, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Principal and redemption price will be paid upon surrender of this Bond at the corporate trust office of First Union National Bank, as trustee (said banking institution and any successor trustee or co-trustee under the Indenture being herein called the "Trustee"), in Nashville, Tennessee. Payment of the purchase price of Bonds purchased as described herein will be paid, upon surrender of such Bonds, at the office of First Union National Bank in Nashville, Tennessee (in such capacity, herein called the "Tender Agent").

      This Bond and the issue of which it is a part and the purchase price thereof, the premium, if any, and interest thereon are obligations of the Issuer payable by the Issuer from the revenues and receipts derived from the Indenture, which revenues and receipts have been pledged and assigned to the Trustee to secure payment thereof and from amounts received pursuant to the Credit Facility (as hereinafter defined).

      This Bond is one of the Bonds of a duly authorized issue of variable rate bonds of the Issuer in the aggregate principal amount of $5,200,000 and designated SRI Realty Trust 1998-1 Taxable Variable Rate Demand Bonds, Series 1999 (the "Bonds").

      The Bonds have been issued for the purpose of (i) financing the cost of the acquisition, construction, installation and equipping of a facility (the "Project") and (ii) financing certain costs of issuing the Bonds.

      The Bonds are issued under and pursuant to a Trust Indenture, dated as of June 1, 1999 (said Trust Indenture, together with all such supplements and amendments thereto as therein permitted, being herein called the "Indenture"), among the Issuer and the Trustee. An executed counterpart of the Indenture is on file at the principal corporate trust office of the Trustee. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Bonds; the collection and disposition of Revenues; a description of the funds charged with and pledged to the payment of the principal of and interest on and any other amounts payable under the Bonds; the nature and extent of the security; the terms and conditions under which the Bonds are or may be issued; and the rights, duties and obligations of the Issuer and of the Trustee and the rights of the owners of the Bonds, and, by the acceptance of this Bond, the owner hereof assents to all of the provisions of the Indenture.

      The Issuer has agreed to use the proceeds of the Bonds to the Project, and the Issuer has agreed to make payments, bearing interest at a rate or rates and payable at times corresponding to the principal amount of, installments of principal of, interest rates on and due dates of the Bonds. As security for the payment of the Bonds, all right, title and interest of the Issuer in (a) all money and securities at any time on deposit in, in transit to or credited to any account or Fund created under the Indenture, including without limitation the Project Fund and the Bond Fund (as defined in the Indenture) and (b) Revenues (as defined in the Indenture), have been assigned to the Trustee under the Indenture and pledged to the payment of the principal of, and the redemption premium (if any) and the interest on, the Bonds.

      Reference to the Indenture is hereby made for a description of the aforesaid Bond Fund which is charged with, and pledged to, the payment of the principal of, and the redemption premium (if any) and the interest on, the Bonds, the nature and extent of the security, the rights, duties and obligations of the Issuer and the Trustee, the rights of the owners of the Bonds, the terms and conditions under and upon the occurrence of which the Indenture may be modified and the terms and conditions under and upon the occurrence of which the lien of the Indenture may be defeased as to this Bond prior to the maturity or redemption date hereof, to all of the provisions of which the owner hereof, by the acceptance of this Bond, assents.

      Credit Facility. The Issuer has entered into a Letter of Credit and Reimbursement Agreement, dated as of February 1, 1999 (herein called the "Credit Agreement"), between First Union National Bank (in such capacity, herein called the "Bank") and the Issuer.

      Pursuant to the Credit Agreement, the Issuer has caused a Letter of Credit issued by the Bank (herein called the "Letter of Credit"; such Letter of Credit and any extensions or renewals thereof or any amendment thereto and any Alternate Credit Facility (as hereinafter defined) referred to herein as the "Credit Facility") to be delivered to the Trustee. The Trustee will be entitled under the Letter of Credit to draw up to an amount of $5,460,000 of which (a) $5,200,000 will be available for the payment of principal or that portion of the purchase price corresponding to principal of the Bonds and (b) $260,000 will support the payment of up to one hundred and twenty (120) days' interest or that portion of the purchase price corresponding to interest on the Bonds at an assumed rate of fifteen percent (15%) per annum, which is the maximum rate of interest borne by the Bonds. Subject to the provisions of the Indenture, the Issuer is required during the Variable Rate Period to provide an alternate credit facility with terms and provisions substantially the same as those of the Letter of Credit (an "Alternate Credit Facility") prior to the termination of Letter of Credit. During the Variable Rate Period unless the Letter of Credit or the then current Alternate Credit Facility is replaced prior to its expiration in accordance with the terms of the Indenture, this Bond will become subject to mandatory redemption as provided in the Indenture.

      Source of Funds. The principal of, premium (if any) and interest on the Bonds are payable solely from the payments under the Indenture and from any other moneys held by the Trustee under the Indenture for such purpose, including, with respect to principal and interest only, moneys drawn by the Trustee under the Letter of Credit or Alternate Credit Facility for the benefit of the Bondholders (the Bank as the issuer of the Letter of Credit and the institution issuing any Alternate Credit Facility are herein called the "Credit Facility Issuer"). Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably both as to principal (and redemption and purchase price) and interest with all other Bonds issued under the Indenture.

                                 INTEREST RATES

      Initial Interest Rate.

            The Bonds will bear interest from the Original Delivery Date specified above to June __, 1999 at the Initial Interest Rate.

      Variable Rate.

            After June __, 1999, and prior to (and including) the Conversion Date (hereinafter defined), the Bonds will bear interest at a rate equal to a floating rate established as hereinafter provided (herein called the "Variable Rate"). The Variable Rate will be equal to the rate of interest certified in writing to the Trustee by First Union Capital Markets Corp. as remarketing agent for the Bonds (herein, with its successors in such capacity, called the "Remarketing Agent") on and as of each Wednesday (or the next succeeding Business Day (as defined in the Indenture) if such Wednesday is not a Business
Day) (herein called the "Determination Date") as the minimum rate of interest necessary, in the judgment of the Remarketing Agent taking into account market conditions prevailing on the Determination Date, to enable the Remarketing Agent to arrange for the sale of all of the Bonds on the Determination Date in the secondary market at a price equal to the principal amount thereof (plus interest accrued to the date of settlement). If the Remarketing Agent fails to certify such rate, the Variable Rate for the next Calculation Period or Periods (hereinafter defined) until thereafter certified by the Remarketing Agent will remain the same as that most recently established and certified by the Remarketing Agent. If the Remarketing Agent fails to certify such rate for the Bonds for four consecutive Calculation Periods, the rate for the Bonds for each Calculation Period thereafter (if none is certified by the Remarketing Agent) shall be a rate equal to the 30 day LIBOR Rate. If, for any reason, the Variable Rate is not determined as described above or is held to be invalid or unenforceable by a court of competent jurisdiction for any period, the interest rate for each such period shall be equal to ten percent (10%) per annum. For purposes hereof, "Calculation Period" shall mean the period from and including the day following the Determination Date of each week (even if not a Business
Day) to and including the following Determination Date; provided that if during the Variable Rate Period the Determination Date at the end of such Calculation Period is a Regular Record Date, such Calculation Period will extend until the Business Day following such Determination Date. "LIBOR Rate" shall mean, for any period, an interest rate per annum (based on a 360-day year) determined by the Trustee or its designee to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest one-sixteenth (1/16) of one percentage point of the rate per annum) for deposits in immediately available and freely transferable dollars of the United States of

America that appears on Telerate Screen, page 3747, as published daily by the British Bankers Association Interest Settlement Rates (or another comparable international financial data service satisfactory to the Remarketing Agent, or its designee, in its discretion, if Telerate no longer publishes such rates) and that is offered by first class banks in the London interbank market to the offices of the Trustee or its designee at 10:00 a.m. on the applicable Determination Date. Interest prior to the Conversion Date (hereinafter defined) will be computed on the basis of a three hundred sixty-five (365) or three hundred sixty-six (366) day year, as applicable, for the number of days actually elapsed, and will be payable on each Interest Payment Date.

      Fixed Rate.

      (a) The interest rate on this Bond will be converted to the Fixed Rate upon an election by the Issuer pursuant to the Indenture to convert the rate of interest on all Bonds then outstanding from the Variable Rate to the Fixed Rate (herein called the "Fixed Rate Election"), on any Interest Payment Date by giving written notice, accompanied by the items described in Section 2.2(e) of the Indenture, to the Issuer, the Trustee, the Credit Facility Issuer, the Tender Agent and the Remarketing Agent, which notice will specify, among other things, the name and address of the Placement Agent which has agreed to use its best efforts to arrange for the sale of any Bonds to be tendered or deemed tendered for purchase on the Conversion Date (herein called the "Placement Agent"). At least twenty-five (25) days prior to the Conversion Date, the Placement Agent will determine a rate (the "Preliminary Fixed Rate") which will be the minimum rate of interest on the Bonds determined by the Placement Agent to be the fixed annual rate of interest (for the period beginning on the Conversion Date and ending on the Maturity Date) necessary, in the judgment of the Placement Agent taking into account market conditions prevailing on the date such rate is determined, to enable the Placement Agent to arrange for the sale of all of the Bonds in the secondary market at a price equal to the principal amount thereof if the Bonds were tendered for purchase on the Conversion Date. The Placement Agent will promptly notify the Trustee in writing of the Preliminary Fixed Rate.

      (b) As soon after the receipt of notice from the Placement Agent of the Preliminary Fixed Rate as practicable (but in no event more than two (2) Business Days thereafter) a notice will be mailed by the Trustee to each registered owner of Bonds stating, among other things, (1) the Preliminary Fixed Rate, (2) that, depending on market conditions, the Fixed Rate may be higher but in no event will be lower than the Preliminary Fixed Rate, (3) the Conversion Date, (4) that after the tenth (10th) day preceding the Conversion Date, the owner will not be entitled to tender this Bond for purchase pursuant to the Optional Tender Provisions of Section 2.3 of the Indenture as described below, (5) that payment of this Bond will not be supported by an Alternate Credit Facility after the Conversion Date, (6) that the rating on the Bonds (if at such time there is a rating in effect on the Bonds) may be reduced or withdrawn on the Conversion Date, (7) that unless such registered owner delivers to the Trustee a notice (an "Optional Retention Notice") in the form attached hereto as Exhibit A at least ten days prior to the Conversion Date, this Bond will be deemed tendered for purchase on the Conversion Date, (8) that in order to receive payment of the purchase price of any Bond which is deemed to have been tendered, the registered owner of such Bond must deliver such Bond to the office of the Tender Agent before 10:00 a.m. on the

Conversion Date specifying such address, and (9) that interest on any Bond deemed to have been tendered will be payable only to (but not including) the Conversion Date.

      (c) Upon the Conversion Date stated in such notice, the Fixed Rate to be borne by the Bonds for the period beginning on the Conversion Date until the Maturity Date or prior redemption of the Bonds (the "Fixed Rate"), will be determined as follows:

          (1) if any of the Bonds have been tendered or deemed tendered for purchase (herein called the "Tendered Bonds"), then:

              (A) if the Placement Agent shall have arranged for the sale of any or all of the Tendered Bonds, at a price equal to the principal amount thereof, the Fixed Rate will be equal to the interest rate at which all such Bonds were sold by the Placement Agent, provided that all such Bonds will be sold at a rate greater than or equal to the Preliminary Fixed Rate; and

              (B) if the Placement Agent shall have arranged for the sale of none of the Tendered Bonds, the Fixed Rate will be equal to the Preliminary Fixed Rate; or

            (2) if all owners of the outstanding Bonds elect to retain such Bonds, the Fixed Rate will be equal to the Preliminary Fixed Rate.

      (d) If, for any reason, the Fixed Rate is held to be invalid or unenforceable by a court of competent jurisdiction, the Fixed Rate will be ten percent (10%) per annum.

      (e) The Fixed Rate will be computed on the basis of a three hundred sixty
(360)-day year, computed for the actual number of days elapsed, and will be payable on each Interest Payment Date after the Conversion Date until the principal of, and premium, if any, and interest on the Bonds shall have been paid in full.

      Interest Rate Determination Binding.

      The determination of the interest rate on the Bonds by the Remarketing Agent or Placement Agent, as appropriate, in accordance with the terms of the Indenture will be conclusive and binding upon the owners of the Bonds, the Issuer, the Trustee, the Remarketing Agent, the Placement Agent, the Tender Agent and the Credit Facility Issuer.

                              REDEMPTION OF BONDS

      Optional Redemption

      (a) While the Bonds bear interest at the Variable Rate, the Bonds will be subject to redemption upon the written direction of the Issuer, with the consent of the Credit Facility Issuer, on any Interest Payment Date and on the Conversion Date, in whole or in part, at redemption price equal to one hundred percent (100%) of the principal amount thereof without premium plus interest accrued to the redemption date.

      (b) While the Bonds bear interest at the Fixed Rate, the Bonds will be subject to redemption upon the written direction of the Issuer, in whole on any date, or in part on any Interest Payment Date, occurring on or after the dates set forth below, at the redemption prices (with a premium expressed as a percentage of principal amount to be redeemed) set forth below plus interest accrued to the redemption date as follows:


               Commencement of
               Redemption Period                 Redemption Price
               -----------------                 ----------------
               The Business Day four             103% declining  by 1/2%
               (4) years from the                on each succeeding anniversary
               Conversion Date                   date of the first day of the
                                                 redemption period until
                                                 reaching 100% and thereafter
                                                 at 100%

      Notice of Redemption and Selection of Bonds.

      Any notice of redemption, identifying the Bonds or portions thereof to be redeemed, will be given not more than sixty (60) days and not less than thirty
(30) days prior to the redemption date, by mailing a copy of the redemption notice by first class mail to the owner of each Bond to be redeemed in whole or in part at the address shown on the Bond Register (as defined in the Indenture) maintained by the Bond Registrar (as hereinafter described). Notice of optional redemption may be conditioned upon the deposit of moneys with the Trustee before the date fixed for redemption and such notice will be of no effect unless such moneys are so deposited. All Bonds so called for redemption, including Bonds purchased by the Issuer as provided in the Indenture but not yet surrendered for payment of the purchase price, will cease to bear interest on the specified redemption date provided funds for their redemption price and any accrued interest payable on the specified redemption date are on deposit at the principal place of payment at that time. If less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption will be selected in the following order of priority: first, Bonds pledged to the Credit Facility Issuer; second, Bonds owned by the Issuer and third, Bonds selected by any random or other method determined by the Trustee in its sole discretion.

      Mandatory Tender for Purchase Upon Conversion to Fixed Rate.

      The Bonds will be subject to mandatory purchase in whole (and not in part) on the Conversion Date at a purchase price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to the date of purchase; provided that there will not be so purchased (a) Bonds or portions thereof in authorized denominations which the owners have irrevocably elected to retain on the Conversion Date in accordance with the Indenture by the delivery of an Optional Retention Notice in the form attached hereto as Exhibit A in accordance with the provisions of Section 2.2(e) of the Indenture, or (b) Bonds issued in exchange for or upon the registration of transfer of Bonds referred to in clause (a) above.

      THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO THE MANDATORY PURCHASE OF THIS BOND AS PROVIDED IN THE INDENTURE, AND AGREES THAT THIS BOND WILL BE PURCHASED ON THE DATE SPECIFIED UPON DEPOSIT WITH THE TRUSTEE OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE HEREOF. THE OWNER OF THIS BOND ALSO UNDERSTANDS AND AGREES THAT IN THE EVENT THE OWNER FAILS TO DELIVER THIS BOND, PROPERLY ENDORSED FOR TRANSFER, TO THE TRUSTEE ON THE DATE SPECIFIED, INTEREST WILL CEASE TO ACCRUE HEREON ON SUCH SPECIFIED DATE AND THE OWNER HEREOF WILL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFIT OF THE INDENTURE.

      Purchase at Option of the Owner During Variable Rate Period.

      While the Bonds bear interest at the Variable Rate, any Bond or portion thereof in an authorized denomination will be purchased on the demand of the owner thereof, on any Business Day at a purchase price equal to one hundred percent (100%) of the principal amount thereof plus interest accrued to the date of purchase upon delivery to the Tender Agent of a notice (herein called an "Optional Tender Notice") in the form attached hereto as Exhibit B specifying the date on which such Bond will be purchased, which date will be a Business Day not prior to the seventh (7th) day after the date of delivery of the Optional Tender Notice. To receive payment of the purchase price, the owner will be required to deliver such Bond to the Tender Agent, accompanied by an executed form of assignment and any other instruments of transfer satisfactory to the Trustee, not less than five (5) days prior to the purchase date specified in such notice as provided in the Indenture; provided, however, that any owner which is an investment company registered pursuant to the Investment Company Act of 1940 may deliver such Bond to the Tender Agent at or prior to 10:00 a.m. on the date of purchase. No purchase of Bonds at the option of the owner thereof or on the Conversion Date will be deemed to be a payment or redemption of the Bonds or any portion thereof. Notwithstanding the foregoing, no owner will have a right to tender such owner's Bond(s) for purchase as described in this paragraph following acceleration of the payment of the Bonds pursuant to the terms of the Indenture or after the Conversion Date.

      THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES THAT DELIVERY OF THE WRITTEN NOTICE DESCRIBED IN THE PRECEDING PARAGRAPH

BY THE OWNER CONSTITUTES AN IRREVOCABLE OFFER TO SELL THIS BOND ON THE DATE SPECIFIED, AND THAT THIS BOND WILL BE PURCHASED ON SUCH DATE UPON DEPOSIT WITH THE TENDER AGENT OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE HEREOF. THE OWNER OF THIS BOND ALSO UNDERSTANDS AND AGREES THAT IN THE EVENT THE OWNER FAILS TO DELIVER THIS BOND, PROPERLY ENDORSED FOR TRANSFER, TO THE TENDER AGENT ON THE DATE SPECIFIED IN THE NOTICE, THIS BOND WILL BE HELD BY THE OWNER AS AGENT FOR THE ISSUER, INTEREST WILL CEASE TO ACCRUE HEREON AS OF THE DATE SPECIFIED IN THE NOTICE AND THE OWNER HEREOF WILL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFITS OF THE INDENTURE, AND THE ISSUER WILL, TO THE EXTENT PERMITTED BY LAW, EXECUTE AND THE TRUSTEE WILL AUTHENTICATE AND DELIVER A SUBSTITUTE BOND IN LIEU OF THE UNDELIVERED BOND.

      Tender Agent.

      The Issuer has appointed First Union National Bank as Tender Agent. The Tender Agent may be changed at any time by the Issuer and with the consent of the Trustee.

      Authorized Denominations.

      Subject to the provisions of the Indenture, the Bonds are issuable as registered Bonds in the denomination of One Hundred Thousand Dollars ($100,000) or any integral multiple of $5,000 in excess thereof, provided that if less than $100,000 in principal amount of Bonds is Outstanding (as defined in the Indenture), one Bond shall be issued in such smaller denomination; and provided further, that if as a result of redemption pursuant to Article 7 of the Indenture the unredeemed portion of a redeemed Bond shall be less than $100,000, a replacement Bond in the amount of such unredeemed portion may be issued. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, if any, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations.

      Transfer.

      This Bond is transferable by the registered owner hereof or his duly authorized attorney at the corporate trust office of First Union National Bank, as Bond Registrar, in Nashville, Tennessee, in compliance with the terms and conditions set forth in the Indenture and upon surrender of this Bond, accompanied by a duly executed instrument of transfer in form satisfactory to the Bond Registrar, subject to such reasonable regulations as the Issuer, the Bond Registrar or the Trustee may prescribe and upon payment of any tax or other governmental charge incident to such transfer, PROVIDED THAT IF MONEYS FOR THE PURCHASE OF THIS BOND HAVE BEEN PROVIDED PURSUANT TO A DRAW UNDER THE CREDIT FACILITY, THIS BOND IS NOT TRANSFERABLE TO ANYONE OTHER THAN THE ISSUER OR ITS ASSIGNEE OR PLEDGEE. Upon any such transfer, a new Bond or Bonds registered in the name of the transferee or transferees in denominations authorized by the Indenture and in the same aggregate principal amount as the principal amount of this Bond (and of the same maturity and bearing interest at the same rate) will be issued to the transferee. Except as set forth in this Bond and as otherwise provided in the Indenture, the person in whose name this Bond is registered will be deemed the owner hereof for all purposes, and the Issuer, the Bond Registrar and the Trustee will not be affected by any notice to the contrary. The owner of this Bond will have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

      In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of this Bond may become or may be declared due and payable before the stated maturity hereof, together with the interest accrued hereon.

      Modifications or alterations of the Indenture and any supplement or amendment thereto may be made only to the extent and in the circumstances permitted by the Indenture and may be made in certain cases without the consent of the owners of the Bonds.

      Anything herein or in the Indenture to the contrary notwithstanding, the obligations of the Issuer hereunder will be subject to the limitation that payment of interest to the owner of this Bond will not be required to the extent that receipt of any such payment by the owner of this Bond would be contrary to the provisions of law applicable to such Bond which limits the maximum rate of interest which may be charged or collected by such owner.

      In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of the Bonds shall be in the city of payment a day other than a Business Day, then payment of interest or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, provided that interest will accrue for the period of any such extension.

      This Bond will be governed by and construed in accordance with the laws of the State of Florida.

      All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Indenture have happened, exist and have been performed as so required.

      IN WITNESS WHEREOF, SRI Realty Trust 1998-1 has caused this Bond to be executed with the manual or facsimile signature of the Issuer Representative, all as of June __, 1999.



                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION, not individually, but
                                    solely, as Owner Trustee of SRI Realty
                                    Trust 1998-1



                                     By: _________________________________
                                         Name:
                                         Title:

                         CERTIFICATE OF AUTHENTICATION


      This Bond is one of the Bonds of the series designated therein and issued under the provisions of the within-mentioned Indenture.


                                    FIRST UNION NATIONAL BANK, as Trustee


                                    By:____________________________________
                                    Its:_____________________________________


Date of Authentication: ____________ ___, 1999

                              [FORM OF ASSIGNMENT
                         TO APPEAR ON REVERSE OF BOND]

                               FORM OF ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


the within bond of the ____________________________ and does hereby constitute and appoint _________________ ______________ attorney to transfer the said bond on the books of the within named Issuer, with full power of substitution in the premises.


Dated:


In the presence of:_________________________________________
                                    Bondholder


Signature Guaranteed: _____________________________


Notice: Signatures must be guaranteed by a member firm of STAMP, SEMP or MSP signature guarantee medallion programs.

                                   EXHIBIT A

                 FORM OF BONDHOLDER'S OPTIONAL RETENTION NOTICE


                                                               Date:____________


First Union National Bank, as Trustee
(the "Trustee") under the Trust Indenture dated as of June 1, 1999 (the "Indenture") between the
Trustee and SRI Realty Trust 1998-1

Attention: Corporate Trust Department

      Re: $5,200,000 SRI Realty Trust 1998-1  Taxable  Variable Rate Demand
          Bonds, Series 1999, numbered ______ CUSIP ________

      1. The undersigned hereby certifies that it is the lawful registered owner of the Bonds described above.

      2. Pursuant to the provisions of the Indenture, the undersigned hereby irrevocably elect(s) to hold the Bonds, which will bear interest at the Fixed Rate (as defined in, and to be determined as described in, the Indenture), effective on the Conversion Date (as defined in the Indenture) specified in the notice from the Trustee (the "Notice of Conversion").

      3. The undersigned hereby acknowledges that it has received the Notice of Conversion and that it acknowledges, without limitation, that (i) the Bonds will be supported by an Alternate Credit Facility after the Conversion Date and the provider of such Alternate Credit Facility is __________, (ii) the rating on the Bonds, if any, may be reduced or withdrawn after the Conversion Date, and (iii) after the tenth day preceding the Conversion Date the undersigned will not be entitled to deliver Bonds for purchase pursuant to Section 2.3 of the Indenture.

      4. The undersigned hereby acknowledges that, even if it fails to deliver such Bonds as agreed pursuant to paragraph 5 hereof, the Bonds will nevertheless bear the Fixed Rate effective on the Conversion Date.

      5. The undersigned hereby undertakes to deliver the Bonds to First Union National Bank, as Tender Agent, at its corporate trust office located at 150 4th Avenue North, 2nd Floor in Nashville, Tennessee 37219, Attention: Corporate Trust Department, to be stamped with the legend set forth in Section 2.2(e) of the Indenture not later than 10:00 A.M. prevailing Eastern time on the Conversion Date.

Name of Bondholder:_____________________________________________________________
                                         (Type or Print)

Signature:______________________________________________________________________

Guaranteed by:__________________________________________________________________

Name of Institution:____________________________________________________________

Date:______________________________________


                       [End of Exhibit A to Form of Bond]

                                   EXHIBIT B

                  FORM OF BONDHOLDER'S OPTIONAL TENDER NOTICE


                                                                 Date___________


First Union National Bank, as Trustee (the
"Trustee") under the Trust Indenture dated as of June 1, 1999 (the "Indenture") between the Trustee and SRI Realty Trust 1998-1


Attention: Corporate Trust Department


      Re: $5,200,000 SRI Realty Trust 1998-1 Taxable Variable Rate Demand
          Bonds, Series 1999, numbered ________, CUSIP _________


      1. The undersigned hereby certifies that it is the lawful registered owner of the Bonds described above on the date hereof and that such Bonds are free and clear of any lien or encumbrance.

      2. Pursuant to the provisions of the Indenture, the undersigned hereby irrevocably request(s) the purchase of the Bonds described above.

      3. The date on which the Bonds shall be purchased shall be _________, ____ [Note: This date must be a Business Day (as defined in the Indenture) which is at least seven days after delivery of this notice to the Tender Agent].

      4. The person or persons to whom or to whose order the proceeds of the purchase of the Bonds are to be paid is ___________, and the address or addresses of such payee or payees is

      5. The undersigned hereby irrevocably authorizes and instructs the Trustee or the Bond Registrar (as defined in the Bonds) to effect the transfer of such Bonds (or any Bond(s) exchanged therefor), upon payment of the purchase price therefor, to the purchaser(s) thereof, whether or not it delivers such Bonds as agreed pursuant to paragraph (7) hereof.

      6. The undersigned hereby acknowledges that, even if it fails to deliver such Bonds, the Bonds may nevertheless be purchased pursuant to the Indenture, and that, in any event, on and after the proposed purchase date set forth in paragraph 3 hereof, the Bonds will cease to be outstanding for all purposes under the Indenture, to evidence the indebtedness of the Issuer with respect thereto and to bear interest.

      7. The undersigned hereby undertakes to deliver the Bonds to you, as Tender Agent, at 150 4th Avenue North, 2nd Floor, Nashville, Tennessee 37219,
Attention: Corporate Trust Department at least five days prior to the proposed purchase date set forth in paragraph 3 above duly endorsed in blank for transfer.

Name of Bondholder:_____________________________________________________________
                                          (Type or Print)

Signature:______________________________________________________________________

Guaranteed by:__________________________________________________________________

Name of Institution:____________________________________________________________

Date:______________________________________


                       [End of Exhibit B to Form of Bond]















                                      B-2